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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 21, 2008

  To the Stockholders of Synopsys, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation, will be held on April 21, 2008, at 8:00 a.m. local time at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043, for the following purposes:

  1.
  To elect nine directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve an amendment to our Employee Stock Purchase Plan (including the international component we refer to as our International Employee Stock Purchase Plan) to increase the number of shares of common stock authorized for issuance under the plans by 4,000,000 shares.

  3.
  To ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on February 27, 2008 are entitled to notice of and to vote at the meeting. We will make available a list of registered stockholders entitled to vote at the meeting. The list will be available at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043 for ten days prior to the meeting and at the meeting location during the meeting. We cordially invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, we urge you to submit the enclosed proxy as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has previously submitted a proxy.

Sincerely,

Brian E. Cabrera Vice President, General Counsel and Corporate Secretary
Mountain View, California March 3, 2008

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY VOTING INSTRUCTIONS THROUGH THE INTERNET, AS PROMPTLY AS POSSIBLE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

700 East Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2008

GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Synopsys, Inc., a Delaware corporation ("Synopsys", "we" or "us") for use at the Annual Meeting of Stockholders to be held on April 21, 2008 (the "Annual Meeting"), at 8:00 a.m. local time at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043.

        Our 2007 Annual Report on Form 10-K, containing the financial statements and financial statement schedules required to be filed for the fiscal year ended October 31, 2007, is being mailed or provided together with these proxy solicitation materials to stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our Annual Report on Form 10-K will first be mailed or given to stockholders entitled to vote on or about March 11, 2008.

        In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials to our stockholders by providing access to such documents on the Internet. In addition, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to most of our stockholders holding their shares in "street name" on or about March 11, 2008. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them, by following the instructions in the Notice.

Solicitation

        We will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co. a fee of approximately $10,000 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation. Except as described above, we do not presently intend to solicit proxies other than by mail.

Record Date

        Stockholders of record on February 27, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 141,557,958 shares of our common stock, $0.01 par value, were issued and outstanding. No shares of our preferred stock were outstanding.

How You Can Vote

        If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone as described in the proxy card does not affect the right to vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to submit your proxy.

        If on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Internet and Electronic Availability of Proxy Materials

        As permitted by the Securities and Exchange Commission (the "SEC"), we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to most of our stockholders instead of a paper copy of this Proxy Statement and our 2007 Annual Report. All such shareholders will have the ability to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 as filed with the SEC on December 21, 2007 (the "Annual Report") at http://ww3.ics.adp.com/streetlink/snps or to request a printed set of these materials and a proxy card at no charge by following the instructions set forth in the Notice. Voting instructions for shareholders receiving the Notice are set forth in the Notice. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe this process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

Revocability of Proxies

        Any stockholder of record giving a proxy may revoke it at any time before the Annual Meeting by delivering to our principal executive offices at the address given above, attention Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, which notice or later dated proxy must be received by us prior to the Annual Meeting. The proxy may also be revoked by attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank or other agent and you wish to revoke a proxy you have already cast, please contact your broker for instructions. See "Voting by Beneficial Owners," below.

Voting by Beneficial Owners

        If you hold your shares through a broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a special proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request such form of proxy. Please complete and mail the proxy card as instructed to ensure your vote is counted. Alternately, you may vote by telephone or over the Internet if permitted by your broker, bank or other agent. If you wish to revoke a proxy you have already cast, please contact your broker, bank or other agent for instructions.

Voting and Share Ownership

        Each stockholder is entitled to one vote for each share of common stock held by him or her as of the close of business on the Record Date. The holders of a majority of the shares of our common stock issued and outstanding and represented in person or by proxy shall constitute a quorum. You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. All valid proxies received before the Annual Meeting will be accepted and all shares represented by a proxy will be voted. If a stockholder indicates a choice on his or her proxy on a particular matter to be acted upon, the shares will be voted as indicated. If a stockholder does not indicate a choice, the shares will be voted in favor of the proposal. We deem a stockholder who affirmatively abstains on any or all matters to be present at the meeting for purposes of determining whether a quorum is present and the total number of votes cast with respect to a proposal (other than votes cast for the election of directors); therefore, the abstention will have the same effect as an "Against" vote for all matters other than the election of directors. If a nominee (such as a brokerage firm) holding shares for a beneficial owner (i.e., a stockholder holding shares in "street name") does not receive instructions from such beneficial owner as to how to vote those shares on a proposal and does not have discretionary authority to vote on such proposal under the rules of the applicable stock exchange, then the shares held by such owner will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such proposal; accordingly, these shares will have no effect on the outcome of any given proposal on which they are deemed not voted.

Deadline for Receipt of Stockholder Proposals

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy intend to vote the shares they represent as our Board may recommend. By executing the enclosed Proxy or submitting your proxy voting instructions through the internet, stockholders grant such persons discretionary authority with respect to such other matters.

        Our stockholders who wish to have one or more proposals included in our proxy statement and proxy relating to our 2009 Annual Meeting of Stockholders must send notification to us so that such notice is received not later than December 26, 2008; provided that, if our 2009 Annual Meeting of Stockholders is not held on or after March 22, 2009 and on or before May 21, 2009, such notice must be delivered to us a reasonable time before we print and send our proxy materials. Any such submissions must contain all of the information required by the proxy rules of the SEC and should be sent to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043. Our stockholders who intend to present one or more proposals at our 2009 Annual Meeting of Stockholders, including nominations to our Board of persons other than those nominated by our Board, must send notification to us, to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043, so that such notice is received on or after November 21, 2008 and not later than December 22, 2008 in order that they may be timely under our Bylaws; provided that, if our 2009 Annual Meeting of Stockholders is held more than 30 days before or after April 21, 2009, such notice must be delivered to us a reasonable time before the solicitation is made. A stockholder's notice to us must include, with respect to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the matter and the reasons for conducting such business at the annual meeting; (2) the name and address of the stockholder, as they appear on our books; (3) the number of shares beneficially owned by the stockholder; (4) any material interest of the stockholder in the proposal; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Nominations of persons to our Board at the 2009 Annual Meeting of Stockholders must also be made between the dates specified above and include with respect to each nomination and the nominating stockholder: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares which are beneficially owned by such person; (d) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required under the Exchange Act.

        The chairman of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Annual Report on Form 10-K

        Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, which constitutes our Annual Report to Stockholders, has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except as otherwise stated, such Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. A number of brokers with account holders who are our stockholders "household" our proxy materials in this manner. Therefore, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report or Notices of Internet Availability of Proxy Materials, please notify your broker and our investor relations department in writing at 700 East Middlefield Road, Mountain View, California 94043, by email at invest-info@synopsys.com or by telephone at (650) 584-4257. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

        Our bylaws provide that our Board shall consist of such number of directors as is determined by our Board. Our Board currently consists of nine members. There are nine nominees for director this year. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until his or her successor is elected and qualified or the director's death, resignation or removal. The Corporate Governance and Nominating Committee of the Board (the "Governance Committee") has recommended to our Board, and our Board has nominated, the nine nominees named below for reelection as directors. Each such person has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless marked otherwise we will vote proxies returned to us for each of the nominees named below. The nine candidates receiving the highest number of "for" votes of the shares represented and voting on this proposal at the Annual Meeting will be elected as directors.

        In addition to the voting requirements under Delaware law as to the election of directors, as described above, our Board has adopted a policy regarding what will occur in the event that a director receives more "withheld" votes than "for" votes. This policy is set forth in our Corporate Governance Guidelines on our website, and is as follows:

  1.
  In the event any nominee for Director receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote"), promptly following certification of the stockholder vote that director will submit to the Board a letter of resignation for consideration by the Governance Committee.

  2.
  The Governance Committee will promptly (a) consider the resignation offer and the appropriate response based on the best interests of Synopsys and, if known, the reasons for the Majority Withheld Vote, and (b) make a recommendation to the Board (which may include accepting the resignation, maintaining the director but addressing what the Governance Committee believes to be the underlying cause of the Majority Withheld Vote, maintaining the director but resolving that the director will not be re-nominated in the future for election, or rejecting the resignation). The Board will act on the Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, Synopsys will publicly disclose the decision reached by the Board and the reasons therefor.

  3.
  Any Director who tenders his or her resignation pursuant to this provision will not participate in the Governance Committee or Board deliberations regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election or if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, then all directors may participate in the action regarding whether to accept the resignation offers, with each director who is required to offer his or her resignation in accordance with this policy recusing himself or herself from the Governance Committee's and Board's deliberations and voting with respect to his or her individual offer to resign.

Recommendation

        Our Board unanimously recommends that our stockholders vote FOR the election of each of the following nominees to serve as our directors until the next annual meeting of stockholders and until their successors have been elected and qualified or the director's death, resignation or removal.

Nominees

        Set forth below is information regarding the nominees, including information they have furnished as to their principal occupations, certain other directorships they hold and their ages as of the Record Date. Other than Drs. de Geus and Chan, all nominees are independent under applicable Nasdaq Stock Market ("Nasdaq") listing standards.

Name	Age	Year First Elected Director
Aart J. de Geus	53	1986
Alfred Castino	55	2007
Chi-Foon Chan	58	1998
Bruce R. Chizen	52	2001
Deborah A. Coleman	55	1995
John Schwarz	57	2007
Sasson Somekh	61	1999
Roy Vallee	55	2003
Steven C. Walske	55	1991

Background of Directors

        Dr. Aart J. de Geus co-founded Synopsys and currently serves as Chairman of the Board of Directors and Chief Executive Officer. Since the inception of Synopsys in December 1986, he has held a variety of positions, including Senior Vice President of Engineering and Senior Vice President of Marketing. From 1986 to 1992, Dr. de Geus served as Chairman of the Board. He served as President from 1992 to 1998. Dr. de Geus has served as Chief Executive Officer since January 1994 and has held the additional title of Chairman of the Board since February 1998. He has served as a Director since 1986. From 1982 to 1986, Dr. de Geus was employed by General Electric Corporation, where he was the Manager of the Advanced Computer-Aided Engineering Group.

        Al Castino has been a member of our Board since May 2007. Mr. Castino has served as Senior Vice President and Chief Financial Officer of Autodesk, Inc., a provider of 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets, since 2002. From January 2000 to July 2002, he served as Chief Financial Officer for Virage, Inc., a video and media communication software company. From September 1997 to August 1999, Mr. Castino served as Vice President of Finance and then Senior Vice President and Chief Financial Officer at PeopleSoft, Inc., an enterprise software company.

        Dr. Chi-Foon Chan has served as Chief Operating Officer since April 1997 and as President and a Director of Synopsys since February 1998. From September 1996 to February 1998, he served as Executive Vice President, Office of the President. From February 1994 until April 1997, he served as Senior Vice President, Design Tools Group. In addition, he has held the titles of Vice President of Application Engineering and Services; Vice President, Engineering and General Manager, DesignWare Operations; and Senior Vice President, Worldwide Field Organization. Dr. Chan joined Synopsys in May 1990. From March 1987 to May 1990, Dr. Chan was employed by NEC Electronics, where he was General Manager, Microprocessor Division. From 1977 to 1987, Dr. Chan held a number of senior engineering positions at Intel Corporation.

        Bruce R. Chizen has been a member of our Board since April 2001. Mr. Chizen has served as a strategic advisor to Adobe Systems Incorporated, a provider of graphic design, publishing and imaging software for Web and print production, since November 2007. From December 2000 until November 2007, he served as Chief Executive Officer of Adobe Systems Incorporated and he served as President from April 2000 to January 2005. He joined Adobe Systems in August 1994 as Vice President and General Manager, Consumer Products Division and in December 1997 became Senior Vice President and General Manager, Graphics Products Division. In August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing. From November 1992 to February 1994, he was Vice President and General Manager, Claris Clear Choice for Claris Corp., a wholly-owned subsidiary of Apple Computer. Mr. Chizen serves on the Board of Directors of Adobe Systems.

        Deborah A. Coleman has been a member of our Board since November 1995. Ms. Coleman is a General Partner of SmartForest Ventures, a venture capital firm, which she co-founded in June 2000. Ms. Coleman was Chairman of the Board of Merix Corporation, a manufacturer of printed circuit boards, from May 1994, when it was spun off from Tektronix, Inc., until September 2001. She also served as Chief Executive Officer of Merix from May 1994 to September 1999 and as President from March 1997 to September 1999. Ms. Coleman joined Merix from Tektronix, a diversified electronics corporation, where she served as Vice President of Materials Operations, responsible for worldwide procurement, distribution, component engineering and component manufacturing operations. Prior to joining Tektronix in November 1992, Ms. Coleman was with Apple Computer, Inc. for eleven years, where she held several executive positions, including Chief Financial Officer, Vice President, Information Systems and Technology and Vice President of Operations. Ms. Coleman serves on the Boards of Directors of Applied Materials, Inc., a manufacturer of semiconductor fabrication equipment.

        Dr. John Schwarz has been a member of our Board since May 2007. Dr. Schwarz has served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, since September 2005. Business Objects was acquired by the SAP Group in February 2008. Dr. Schwarz continues to serve as the Chief Executive Officer of Business Objects, which is now a unit of SAP, and became a member of SAP's Executive Board effective March 1, 2008. Dr. Schwarz also serves as a Director on the Board of the Business Objects SAP subsidiary. From December 2001 to September 2005, he served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software. From January 2000 to November 2001, Dr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the internet. Before joining Reciprocal, Dr. Schwarz spent 25 years at IBM Corporation where most recently he was General Manager of IBM's Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM's large industry customers.

        Dr. Sasson Somekh has been a member of our Board since January 1999. From January 2004 through January 2007, Dr. Somekh served as President of Novellus Systems, Inc., a manufacturer of semiconductor fabrication equipment, and currently serves as chair of the Technical Advisory Board of Novellus. Previously, Dr. Somekh served as a member of the board of directors of Applied Materials, Inc. from April 2003 until December 2003, and as an Executive Vice President of Applied Materials from November 2000 until August 2003. Dr. Somekh served as a Senior Vice President of Applied Materials from December 1993 to November 2000 and as a Group Vice President from 1990 to 1993. Dr. Somekh is a director of Nanosys, Inc., a developer of nano-enabled systems for use in energy, defense, electronics, healthcare and information technology applications, Sol-Gel Technologies Ltd., a nanotechnology skin care company and SoloPower Inc., a solar power company, all of which are privately held.

        Roy Vallee has been a member of our Board since February 2003. Mr. Vallee is Chief Executive Officer and Chairman of the Board of Avnet, Inc., a global semiconductor products and electronics distributor, positions he has held since June 1998. Previously, he was its Vice Chairman of the Board from November 1992 until June 1998, and also its President and Chief Operating Officer from March 1992 until June 1998. Mr. Vallee currently serves on the board of directors of Teradyne, Inc., an automated testing company for the electronics, communications and software industries. He is also co-chair of the Arizona Governor's Council on Innovation and Technology.

        Steven C. Walske has been a member of our Board since December 1991. Mr. Walske has been Managing Director of Myriad Investments, LLC, a private equity firm specializing in investments in software companies, since June 2000. Previously, Mr. Walske served as Chief Business Strategist of Parametric Technology Corporation from June 2000 until June 2005, as Chairman, Chief Executive Officer and a Director of Parametric from August 1994 until June 2000, and as President, Chief Executive Officer and a Director of Parametric from December 1986 to August 1994.

        There are no family relationships among any of our executive officers, directors or persons nominated to become directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN

Proposal

        In February 2008, our Board adopted an amendment to our Employee Stock Purchase Plan (the "ESPP"), including the international component we refer to as the International Employee Stock Purchase Plan (the "International ESPP" and together with the ESPP, the "Purchase Plans"), to increase the number of shares of common stock authorized for issuance under the Purchase Plans by an additional 4,000,000 shares in the aggregate. We are requesting that stockholders approve this amendment to the Purchase Plans.

Explanation

        The proposed amendment will become effective upon stockholder approval at the Annual Meeting. The purpose of this amendment is to ensure that we continue to have a sufficient reserve of common stock available under the Purchase Plans to provide our eligible employees and those of our participating affiliates (whether now existing or subsequently established) the opportunity to purchase shares of our common stock on semi-annual purchase dates through their accumulated payroll deductions.

        Our management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. The Purchase Plans are designed to more closely align the interests of employees and stockholders by encouraging employees to invest in our common stock, and to help our employees share in our success. The Purchase Plans, together with our stock option plans, are important employee retention and recruitment vehicles and, in fact, over 80% of our employees currently participate in the Purchase Plans.

        As of February 15, 2008, an aggregate of 3,258,293 shares of common stock remained available for future issuance. We estimate that this is a sufficient number of shares of common stock to cover purchases under the Purchase Plans by all current participants in all current 24-month enrollment periods. However, we believe that, under certain circumstances, we will need additional shares of common stock to cover purchases under the Purchase Plans by participants who may enroll in offering periods commencing between the Annual Meeting and the expected date of the 2010 Annual Meeting of Stockholders. Consequently, the Board has adopted, subject to stockholder approval, an amendment to the Purchase Plans to increase the aggregate number of shares issuable under the Purchase Plans by 4,000,000 shares of common stock.

        The terms and provisions of the Purchase Plans, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plans. The Purchase Plans, as most recently amended, have been filed with the SEC as an Appendix to this proxy statement and may be accessed from the SEC's homepage (www.sec.gov). The following summary is qualified in its entirety by reference to the complete text of the Purchase Plans. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

        The affirmative vote of a majority of the votes cast is required for approval of the amendment to the Purchase Plans described in this Proposal.

Recommendation

        Our Board believes it is in the best interests of Synopsys and our stockholders to continue to provide our employees the opportunity to acquire an ownership interest in Synopsys through their participation in the Purchase Plans, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

        Our Board unanimously recommends a vote FOR approval of the amendment to the Purchase Plans to increase the shares of common stock authorized for issuance thereunder.

DESCRIPTION OF THE PURCHASE PLANS

        The following is a summary of the material features of the Purchase Plans.

General

        The Compensation Committee of our Board administers the Purchase Plans. As plan administrator, the Compensation Committee has full authority to adopt rules and procedures and to interpret the provisions of the Purchase Plans. All costs and expenses incurred in plan administration are paid by Synopsys without charge to participants.

Share Reserve

        In May of 2005, the stockholders approved a 4,000,000 share increase in the number of shares of common stock authorized for issuance under the Purchase Plans bringing the total number of shares of common stock reserved for issuance over the term of the Purchase Plans to 21,700,000. As of February 15, 2008, an aggregate of 18,441,707 shares of common stock have been issued to employees under the Purchase Plans, and 3,258,293 shares of common stock remained available for future issuance.

        The shares of common stock issuable under the Purchase Plans may be made available from authorized but unissued shares of common stock or from shares of common stock we repurchase, including shares of common stock repurchased on the open market.

        If we make any change to our outstanding common stock (whether by reason of any stock dividend, stock split, combination of shares, or other change affecting the outstanding common stock as a class without our receipt of consideration), we will make appropriate adjustments to (1) the maximum number and class of securities issuable under the Purchase Plans, (2) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, (3) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (4) the number and class of securities and the purchase price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plans or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

        Shares of common stock are offered under the Purchase Plans through a series of overlapping offering periods, each with a maximum duration of twenty-four (24) months. Offering periods begin on the first business day of March and on the first business day of September each year over the terms of the Purchase Plans. Accordingly, two separate offering periods will begin in each calendar year.

        Each offering period consists of a series of one or more successive purchase periods. Purchase periods run from the first business day in March to the last business day in August each year and from the first business day in September each year to the last business day in February in the immediately succeeding year. Accordingly, shares of common stock are purchased on the last business day in February and August each year with the payroll deductions collected from the participants for the purchase period ending with each such semi-annual purchase date.

        If the fair market value per share of common stock on the first day of a subsequent purchase period within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semi-annual purchase of shares of common stock on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

        Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in our employ, or that of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the terms of the Purchase Plans), is eligible to participate in the Purchase Plans.

        Eligible individuals must enroll before a given purchase period starts (the beginning of such purchase period will also be the beginning of such employee's offering period). Generally, an individual who is an eligible employee on the fifteenth (15th) day of the month preceding the start date of any offering period may join that offering period. However, no employee may participate in more than one offering period at a time. As of February 4, 2008, approximately 3,527 of the approximately 4,468 eligible employees were participants in the Purchase Plans.

Purchase Price

        The purchase price of the shares of common stock purchased on behalf of each participant on each semi-annual purchase date is the lower of 85% of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled or (2) the fair market value on the semi-annual purchase date.

        The fair market value per share on any particular date under the Purchase Plans is the closing price per share on such date reported on the Nasdaq Global Select Market. As of February 27, 2008, the fair market value determined on such basis was $24.22 per share.

Payroll Deductions and Stock Purchases

        Each participant authorizes periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her base salary (generally salary, overtime pay, bonuses, and commissions) to be applied to the acquisition of shares of common stock at semi-annual intervals, up to a maximum of $7,500 per purchase period. Accordingly, on each semi-annual purchase date (the last business day in February and August each year), the accumulated payroll deductions of each participant are automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

        The Purchase Plans impose certain limitations upon a participant's rights to acquire shares of common stock, including the following limitations:

  •
  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

  •
  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our affiliates.

  •
  No participant may purchase more than 4,000 shares of common stock on any one purchase date.

  •
  The maximum number of shares of common stock purchasable in total by all participants on any purchase date is limited to 2,000,000 shares of common stock. We currently allocate the 2,000,000 shares pro rata across all employees worldwide regardless of location.

Termination of Purchase Rights

        A participant may withdraw from the Purchase Plans at any time prior to the last five (5) business days of the semi-annual period of participation, and his or her accumulated payroll deductions may either be applied to the purchase of shares of common stock on the next semi-annual purchase date or refunded.

        Upon a participant's cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs are refunded.

Stockholder Rights

        No participant has any stockholder rights with respect to the shares of common stock covered by his or her purchase rights until the shares of common stock are actually purchased on the participant's behalf. Other than stock splits and other recapitalizations described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

        Purchase rights are not assignable or transferable by a participant, and may be exercised only by the participant.

Change in Control or Ownership

        In the event a change in ownership occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change in ownership occurs or (2) the fair market value per share immediately prior to the effective date of such change in ownership.

        A change in ownership will be deemed to occur in the event of (1) a sale or merger in which Synopsys is not the surviving corporation or (2) any merger in which we are the surviving corporation, but in which more than 50% of our outstanding voting stock is transferred to holders different from those who held our stock immediately prior to such transaction.

Share Pro Ration

        Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares of common stock purchasable in total by all participants on any one purchase date or (2) the number of shares of common stock then available for issuance under the Purchase Plans, then the Committee will make a pro rata allocation of the available shares of common stock on a uniform and nondiscriminatory basis. In such an event, the plan administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the shares of common stock pro rated to such individual.

Amendment and Termination

        Our Board may alter, suspend or terminate the Purchase Plans at any time. However, our Board may not, without stockholder approval, (1) increase the number of shares of common stock issuable under the Purchase Plans or the maximum number of shares which may be purchased per participant or in the aggregate during any one semi-annual period of participation under the Purchase Plans, (2) alter the purchase price formula so as to reduce the purchase price or (3) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the requirements for eligibility to participate in the Purchase Plans.

Plan Benefits

        The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Purchase Plans during fiscal 2007, together with the weighted average purchase price paid per share.

Name and Position	Number of Purchased Shares of Common Stock	Weighted Average Purchase Price
Aart J. de Geus Chairman of the Board and Chief Executive Officer	942	$15.895
Chi-Foon Chan President and Chief Operating Officer	942	$15.895
Brian M. Beattie Chief Financial Officer	942	$15.895
Wolfgang Fichtner Former Senior Vice President and General Manager, Silicon Engineering Group	—	—
Antun Domic Senior Vice President and General Manager, Implementation Group	—	—
All executive officers as a group (13 persons)	8,478	$15.895
All employees, including current officers who are not executive officers, as a group (3,344 persons)	2,132,292	$16.0335

Non-employee directors are not eligible to participate in the Purchase Plans.

New Plan Benefits

        No purchase rights have been granted, and no shares of common stock have been issued, on the basis of the 4,000,000-share increase which is the subject of this Proposal.

U.S. Federal Tax Consequences

        The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any foreign jurisdictions where a participant may reside.

        The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Purchase Plans or in the event the participant should die while still owning the purchased shares of common stock.

        If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares, and Synopsys will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain to the extent the amount realized upon the sale or disposition of the shares of common stock exceeds the sum of the aggregate purchase price paid for those shares of common stock and the ordinary income recognized in connection with their acquisition.

        If the participant sells or disposes of the purchased shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of common stock on the sale or disposition date exceeded the purchase price paid for those shares of common stock or (2) fifteen percent (15%) of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares of common stock were acquired will constitute ordinary income in the year of death.

Non-U.S. Tax Consequences

        The income taxation consequences to us (including any participating parent or subsidiary corporations) and our employees with respect to participation in the International ESPP vary by country. In general, participants are usually subject to taxation upon the purchase of shares during an offering period. We (or one of our participating parent or subsidiary corporations) are generally entitled to a deduction when participants recognize taxable income.

PROPOSAL 3

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board (the "Audit Committee") has appointed KPMG LLP, our independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2008. KPMG LLP has audited our consolidated financial statements since fiscal 1992. Stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

        We expect that a KPMG LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast at a duly held stockholders' meeting at which there is a quorum. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.

Principal Accountant Fees and Services

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2007 and 2006, and fees billed for all other services rendered by KPMG LLP during such fiscal years.

	Year Ended October 31,
	2007	2006
	(in thousands)
Audit fees	$3,526	$3,329
Audit-related fees(1)	—	256
Tax fees(2)	52	24

Total fees	$3,578	$3,609

(1)
Consists of fees for due diligence services.

(2)
Consists of fees for international tax compliance services relating to certain foreign subsidiaries.

Audit Committee Pre-Approval Policies and Procedures

        As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by our principal accountants must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our principal accountants which are subsequently ratified by the Audit Committee (the "De Minimus Exception"). In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson report the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the non-audit services performed by KPMG during fiscal 2007 and 2006 were performed pursuant to the De Minimus Exception.

Recommendation

        Our Board unanimously recommends that our stockholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2008.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation and Related Information

Compensation Discussion and Analysis

        In this section, we explain and analyze the material elements of our compensation program for our "named executive officers," who are identified in the Summary Compensation Table on page 26 of this proxy statement. The purpose of this discussion is to provide the context necessary to understand specific compensation for our named executive officers, as detailed in the tables and narratives following this section.

  Our Compensation Philosophy and Objectives

        Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued success and to increasing stockholder value. The following objectives and principles apply to all determinations of the form and amount of compensation for our named executive officers:

  •
  Provide compensation that is sufficiently competitive in our industry and geography to attract and retain high-quality executive officers;

  •
  Create financial incentives for executives to achieve our important business plans and strategic objectives;

  •
  Motivate executives to deliver results above our plan targets;

  •
  Align the interests of executives and our stockholders through the use of long-term incentives while effectively managing stockholder dilution;

  •
  Reinforce a culture of accountability and excellence; and

  •
  Promote teamwork among our executive team by considering internal equity in setting compensation levels.

  Compensation Setting Process

        Our Compensation Committee (the Committee) determines all aspects of compensation for our named executive officers. Information about the Committee is provided on page 38 under the heading Board Meetings and Committees.

        Compensation Decision Timeline:    In the first quarter of each fiscal year, the Compensation Committee determines compensation targets, base salaries, incentive plan design, and incentive plan performance goals for that fiscal year. The Committee also makes final determinations of whether our named executive officers have earned incentive cash bonuses for the preceding fiscal year, based on the Committee's review of our financial results for the year.

        Decision Framework:    Because the Committee considers the competitiveness of its executive compensation program a key objective of the program, it evaluates market information about the compensation of executive officers at similar-sized companies facing similarly complex business challenges. The market data is used as a guide, against which the Committee evaluates the compensation of each of the named executive officers in light of the executive's scope of responsibility, domain expertise, business knowledge and significance to our corporate objectives. This process allows the Committee to set compensation at levels appropriate to retain and motivate our executive leadership.

        The Committee generally uses the median, or 50th percentile, of compensation for similar positions at similarly complex businesses as a market reference or guide to determine total direct compensation

(base salary, cash-based incentives, and equity compensation) for our named executive officers. The Compensation Committee may approve compensation of individuals above or below this market guide based upon performance, position, experience and our budget. The Committee also believes that our executive compensation program should contain elements that align the interests of our executives with the interests of Synopsys and our stockholders in Synopsys achieving better-than-expected financial results, such as the above-market bonus payments paid under our annual cash incentive plan for above-target performance. The Committee also believes that bonuses should not be paid for performance that is less than 90% of target, and should be capped if performance is better than 125% of target. Finally, the Committee believes that equity awards are a useful element in the compensation program, because they can align executive incentives with stockholder interests.

        The Compensation Committee uses two sources of executive compensation market data: Radford Executive Compensation Survey data and information available through Equilar, a compensation benchmark firm. Our human resources group summarizes the information from these surveys for the Committee. The Radford Executive Compensation Survey data alone is used to establish salary and incentive cash levels; the Radford Executive Compensation Survey data and the Equilar data are both used to establish equity compensation amounts.

        The Compensation Committee selects our peer group of companies for executive compensation purposes on an annual basis, with input from a third party consultant and our Chief Executive Officer (except with respect to his own compensation). In 2007, the Committee used the following criteria to select the peer group of companies: semiconductor or software companies with revenue of between $650 million and $2.5 billion (which is generally indicative of organizational complexity) and operations in Northern California. In addition, the Committee considers the size of organizations as measured by employee count and market capitalization. The companies that comprised the peer group for fiscal 2007 were:

Adobe Systems Incorporated	Intuit, Inc.	Novellus Systems, Inc.
Altera Corporation	Linear Technology Corporation	Nvidia Corporation
Autodesk, Inc.	LSI Corporation	Sybase, Inc.
BEA Systems, Inc.	McAfee, Inc.	Verisign, Inc.
Cadence Design Systems, Inc.	Mentor Graphics Corp.	Xilinx, Inc.
Cypress Semiconductor Corp.	Mercury Interactive Corp.
Hyperion Solutions Corporation	National Semiconductor Corp.

        Decision Support.    Since September 2006, we have engaged Radford Surveys + Consulting (Radford) to serve as the Committee's compensation consultant, reporting directly to the Committee. For fiscal 2007 the Committee instructed Radford to review the market data collected by our human resources group, to ensure that the data upon which the Committee relies is accurate. In addition, Radford helps the Committee interpret the comparative data and provides objective insight into the reasonableness of our executive officer compensation levels, including that of our Chief Executive Officer. Radford also provides the Committee objective third-party advice on emerging trends in the market that may not yet be reflected in the comparative data. Radford provides written reports for the Compensation Committee and attends Committee meetings to respond to questions from Committee members.

        The Committee also relies upon performance assessments and suggested compensation targets for the named executive officers that are provided by our Chief Executive Officer, President and Chief Operating Officer, and Senior Vice President of Human Resources. To assess the Chief Executive Officer's performance, the Committee oversees a comprehensive assessment process that is conducted by the Senior Vice President of Human Resources and then summarized by the Chairman of the Compensation Committee. During discussions about our Chief Executives Officer's compensation, he is excused from the meetings and does not influence the decision process or outcome.

        Section 162(m) of the Internal Revenue Code generally places a limit of $1,000,000 on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to certain highly compensated officers. In order to maintain flexibility in compensating our executive officers in a matter designed to promote achievement of corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Internal Revenue Code.

  Elements of Executive Compensation

        Our executive compensation program includes the following elements:

  •
  Base salary;

  •
  Annual cash-based incentive awards;

  •
  Equity-based awards; and

  •
  Employee stock purchase plan and other benefits.

  Base Salary

        Base salary is baseline cash compensation paid to executive officers throughout the year, regardless of stockholder returns or our performance. The Committee believes that base salary should provide executive officers with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. To accomplish this objective, the Compensation Committee considers: peer group compensation data; the executive officer's position, responsibility level, experience, and objectives for the ensuing year; the executive officer's past performance relative to corporate, business group and individual objectives; and the executive officer's base compensation relative to other Synopsys executive officers and employees. The Committee also considers the potential annual cash-based incentives, with the objective of achieving total annual cash compensation for named executives that is approximately equal to the 50th percentile annual cash compensation for our peer group of companies when our performance is on-target.

        The Compensation Committee set salary for Dr. de Geus, our Chief Executive Officer, at approximately the 25th percentile relative to peer group data, but provides incentive cash compensation above the 50th percentile, in order to promote our pay-for-performance philosophy. Combined, the salary and cash incentive provide total cash compensation for Dr. de Geus that is around the 50th percentile of our peer group of companies, consistent with the Committee's overall objective. With respect to Dr. Fichtner, the Committee made no change to his salary upon being appointed an executive officer in 2007. Base salaries are typically reviewed annually, and were not increased in 2007.

  Annual Cash-Based Incentive Awards

        The Compensation Committee uses cash-based incentive awards to align the interests of executive officers with the interests of our stockholders. Annual cash bonuses are intended to motivate executive officers to achieve annual financial targets set by the Committee. For fiscal 2007, the Committee selected company-level financial targets for our named executive officers in order to focus executive attention on attaining our financial objectives and to foster teamwork among the members of our management team. For executives leading product or field business groups, the Committee also selected group-level measures of performance, in order to ensure that each business group is properly contributing to our overall objectives.

        Target incentive compensation (incentive compensation payable if performance metrics are achieved at 100% of target) is expressed as a percentage of the named executive officer's annual base salary. For fiscal 2007, target incentive compensation for each of the named executive officers was as follows:

Name	Title	Target Incentive Compensation expressed as a percentage of annual Base Salary
Aart J. de Geus	Chief Executive Officer	240%
Chi-Foon Chan	President and Chief Operating Officer	170%
Brian M. Beattie	Chief Financial Officer	100%
Antun Domic	Senior Vice President and General Manager, Implementation Group	80%

        As discussed above under "Base Salary," the Committee has set an above-market level of target incentive compensation for Dr. de Geus, because his base salary was at the 25th percentile relative to peer group data. The Committee believes that making a large percentage of Dr. de Geus' total cash compensation "at risk" promotes our pay-for-performance philosophy and maximizes his incentive to lead our company to achieve its overall business objectives and drive value for our stockholders. Dr. de Geus' total cash compensation, assuming the company's business objectives are achieved, remains consistent with the 50th percentile of our peer group of companies.

        Dr. Fichtner, who was appointed an executive officer in December 2006, was compensated in fiscal 2007 exclusively under arrangements entered into with him when we acquired ISE Integrated Systems Engineering AG ("ISE") in 2005. At that time, we agreed to pay Dr. Fichtner specified amounts over a period of three years based upon achievement of ISE sales and retention milestones. For fiscal 2007, Dr. Fichtner earned the incentive bonus as a result of the milestone achievements and the Compensation Committee also agreed to provide a discretionary bonus to Dr. Fichtner of approximately $72,000 in recognition of the consistent achievement of ISE sales milestones over all three years.

        Performance criteria for the cash incentive compensation are set forth in our 2007 Executive Incentive Plan ("Executive Plan"), which was approved by the Committee during the first quarter of fiscal 2007. For fiscal 2007, the Committee selected the following measures:

Performance Criteria	Weight	Target	Achieved
2007 Revenue	15%	$1.207B	$1.212B
2007 Non-GAAP Operating Margin*	25%	20.0%	20.1%
2008 Revenue Backlog**	25%	***	***
2007 Accepted Orders	15%	***	***
2007 Growth Initiatives	20%	***	***

*
GAAP operating margin adjusted to eliminate the effect of amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring

**
Represents the portion of total backlog that we expect to recognize as revenue in fiscal 2008.

***
Confidential

        The Compensation Committee considered these performance criteria the best indicators of financial performance for Synopsys, reflecting both current period performance and future prospects. Given our business model, the Committee sought to encourage attention to current year performance and activities to promote future revenue predictability. Specifically, the Committee selected 2007 revenue and 2007 non-GAAP operating margin as performance measures because they indicate current year performance. The Committee selected 2007 accepted orders and 2008 revenue backlog as performance measures because they indicate future revenue. The 2007 growth initiatives component represented our strategic programs for Synopsys that lay the foundation for improved financial and operational success. The Committee selected a relatively equal weighting between these criteria to encourage management to focus on near-term financial goals while also pursuing long-term benefits for Synopsys and our stockholders.

        The Compensation Committee set specific targets for each of the Executive Plan performance criteria set forth above based on the Board-approved business operating plan. Disclosure of our confidential Executive Plan performance targets would present a risk of competitive harm to Synopsys. However, the Committee set targets that it believed should be achievable, in the absence of changes in overall economic conditions, while also delivering significant performance improvement over the prior year.

        Under our Executive Plan, bonuses paid to our named executive officers are dependent on the level of achievement of each performance target. If the level of weighted achievement for all performance targets in the aggregate is below 90% of target, no bonus is paid. The Committee set a threshold of 90%, which is more stringent than thresholds of many similar-sized companies, because of its commitment to provide financial rewards to executive officers only when important business objectives are achieved. The threshold for non-executive officers eligible for bonuses based upon company performance is lower than for executive officers. As performance exceeds the threshold, the percent of bonus earned increases, and once performance exceeds 100%, the percentage of bonus earned is accelerated. For example, at 90% weighted achievement, 50% of bonus is earned, at 100% of target, 100% of bonus is earned, and at 125% weighted achievement, 180% of target bonus is earned. The Compensation Committee believes this bonus structure encourages our executives to maximize their efforts to achieve outstanding results. The Committee also believes that the likelihood of 125% weighted achievement is remote.

        In December 2007, following the end of 2007, the Compensation Committee determined that we achieved 107.4% weighted performance under the 2007 Executive Plan and that the business units achieved on average 103.1% weighted performance. For fiscal 2007, the Compensation Committee retained the right to reduce individual bonus payments, or to increase them, based upon individual or business group performance factors, but decided not to modify Executive Plan bonuses for our named executive officers materially. Fiscal 2007 Executive Plan bonuses paid to our named executive officers were as follows:

Name	Fiscal 2007 Target Bonus	Fiscal 2007 Actual Bonus Paid
Aart J. de Geus	$1,080,000	$1,500,000
Chi-Foon Chan	$714,000	$1,000,000
Brian M. Beattie	$375,000	$525,000
Antun Domic	$296,000	$385,000
Wolfgang Fichtner	*	*

*
Dr. Fichtner did not participate in the Executive Plan but was paid pursuant to the ISE acquisition agreement.

        In December 2005, the Compensation Committee approved a special one-time Operating Plan Incentive ("OPI") arrangement, which provided for cash bonuses and stock option grants vesting upon our achievement of specified non-GAAP operating margin targets for fiscal 2006 and fiscal 2007. The Compensation Committee adopted the OPI because it believed our operating margins were low relative to our business competitors' operating margins, and the Committee sought to provide the executive team with additional incentives to improve this financial measure. Since 2005, our non-GAAP operating margin more than doubled. As a result of our achieving non-GAAP operating margin in excess of 20%, the fiscal 2007 OPI cash bonus was paid and the second half of the OPI stock option grants vested. Amounts paid to named executive officers under the OPI in fiscal 2007, and the number of OPI stock options vested in fiscal 2007, were as follows:

Name	Fiscal 2007 OPI Cash Bonus Paid	Fiscal 2007 OPI Stock Options Vested
Aart J. de Geus	$110,000	45,000
Chi-Foon Chan	$80,000	30,000
Brian M. Beattie	$53,000	20,000
Antun Domic	$47,000	20,000
Wolfgang Fichtner	*	*

*
Dr. Fichtner was not eligible to participate in the OPI because he became an executive officer in December 2006.

  Equity-Based Awards

        The Compensation Committee uses equity awards primarily to motivate our named executive officers to focus on longer-term strategies to increase stockholder value, and secondarily to retain executive officers. Generally, our equity awards vest over four years, which the Committee believes encourages retention of key leadership, and focuses them on business growth and stock price appreciation.

        In fiscal 2007, as an element of long-term incentive compensation, the Committee granted stock options to executive officers. The Committee believes that stock options generally are an important form of long-term incentive compensation to grant to our executives because stock options align their interests with the interests of stockholders by having value only if our stock price increases over time. The Committee granted an average of 30% fewer stock options in fiscal 2007 compared to fiscal 2006 because, for the first time in fiscal 2007, the Committee also granted performance-based restricted stock units to our named executive officers, in order to promote our pay-for-performance philosophy. These restricted stock unit awards are "at risk" if performance goals are not achieved. The Committee believes that in addition to promoting the pay-for-performance philosophy, once earned, restricted stock units encourage executive retention during economic or market cycles when our stock price declines, because the restricted stock unit retains a large portion of its value even if the stock price declines after the date of grant. The Committee also believes that restricted stock unit awards are increasingly common among our peer group of companies, so this element of compensation is part of a competitive compensation package. In the first quarter of fiscal 2007 the Committee awarded restricted stock units to the named executive officers that would vest only if we attained $189.0 million non-GAAP net income for fiscal 2007. Because that target was achieved, on the date that we reported our financial results for fiscal 2007, 25% of the restricted stock units vested, and the remainder will vest in three equal annual installments, so long as the executive remains an employee. If we had not achieved our non-GAAP net income target, the entire restricted stock unit award would have expired immediately.

        The number of stock options and restricted stock units granted to named executive officers is based on a target equity value. As noted above under "Decision Framework," we generally use the target equity value of stock options and restricted stock units combined to set total equity-based compensation at the desired 50th percentile level for each named executive officer. While the Committee reviews the realized or unrealized value of prior equity awards when determining the target economic value of equity awards, the Committee believes that each current equity award is an incentive to drive future stockholder return.

        In 2007, the exercise price of stock options was set at the closing price of our common stock on the Nasdaq Global Select Market on the date of the pre-scheduled Compensation Committee meeting at which the options were awarded.

        In fiscal 2006, the Compensation Committee granted stock options under the OPI described above, subject to performance vesting over two years. Each named executive officer (other than Dr. Fichtner, who was not eligible to participate because he was not a named executive officer in fiscal 2006) received stock options that vested and were earned in two equal installments as we achieved the pre-determined operating margin targets for fiscal 2006 and fiscal 2007. Mr. Beattie was added to the OPI program when he joined Synopsys in January 2006.

  Employee Stock Purchase Plan and Other Benefits

        Employee Stock Purchase Plan.    Our named executive officers may participate in our Employee Stock Purchase Plan, a broad-based plan that enables eligible employees to purchase shares of our common stock at a discounted price. The plan qualifies under Section 423 of the Internal Revenue Code and is therefore required to be made available to all U.S. employees, including executive officers, serving the requisite numbers of hours. The plan permits employees to acquire shares of our common stock through periodic payroll deductions of up to 10% of total cash compensation up to a maximum of $7,500 per six-month purchase period. The price per share at which participating employees may purchase our common stock is 85% of the lesser of the fair market value of the shares at the beginning of a rolling two-year offering period or the end of each six-month purchase period, subject to a plan limit on the number of shares that may be purchased in a purchase period.

        Tax-Qualified 401(k) Retirement Plan.    Our named executive officers are eligible to participate in our tax-qualified 401(k) retirement plan on the same terms as other employees. We contribute $0.40 for every dollar an employee contributes to the plan, up to a maximum contribution of $1,500 per year.

        Deferred Compensation Plan.    Although executive officers are eligible to participate in our tax-qualified 401(k) retirement plan, the Internal Revenue Code limits the dollar amounts of deferrals and contributions by us that can be made to plan accounts. To compensate for these limitations, which apply in practice to more highly-compensated employees, the Committee established a Deferred Compensation Plan under which executive officers may elect to defer up to 50% of their base salary compensation and up to 100% of their annual bonus. Distributions from the Deferred Compensation Plan are generally payable upon termination of employment over five to 15 years or as a lump sum payment at the option of the employee. Since its inception, we have not made any matching or discretionary contributions to the Deferred Compensation Plan. There are no provisions that provide for any guarantee or minimum return on investments. Undistributed amounts under the Deferred Compensation Plan are subject to the claims of our creditors. The Committee offers this benefit to our named executive officers and other eligible employees because it provides a tax benefit for the participating employees at a relatively low cost to us.

        Health and Welfare Benefits.    We provide certain other employee benefits—consisting of programs for employees generally, including health benefits, life insurance and other welfare benefits. For Dr. Fichtner, who resides in Switzerland, we were obligated by Swiss law to contribute to a retirement fund, to an extent equal to the employee's contribution.

  Severance and Change of Control Benefits

        Executive Change of Control Severance Benefit Plan.    In fiscal 2006, the Board approved an Executive Change of Control Severance Benefit Plan (the "Change of Control Plan") in order to compensate our executive officers in the event of a qualifying termination of employment following a change of control of Synopsys. The purpose of the Change of Control Plan is to protect the interests of our executives while encouraging them to continue to fulfill our objectives during and following a change of control. We believe that the protections afforded under the plan help us recruit and retain executives and that they are consistent with those offered by the companies in our peer group. The Change of Control Plan has a "double trigger," providing benefits only if the executive's employment with us is terminated following the change of control. These benefits are payable only in the event an executive's employment is terminated without cause within 30 days before or 12 months after a change of control or is constructively terminated within 12 months after a change of control. The benefits consist of (in addition to any unpaid salary, bonus or benefits to which the executive otherwise is entitled): (1) a cash severance payment equal to one year of base salary; (2) one to two times the executive's target annual bonus, depending upon the timing of the termination within our fiscal year; (3) a cash payment equal to the estimated cost of health care premiums for one year; and (4) full acceleration of all unvested stock options and other stock awards held by the executive at the time of termination. An executive may be required to enter into an 18-month non-competition agreement and must sign a release in order to receive benefits should a qualifying termination occur. The Change of Control Plan does not provide any benefits if the termination is voluntary or for cause.

        Cause for termination would include certain acts of dishonesty, negligence or willful misconduct or continuing failure to perform one's job duties and fulfill one's obligations to us. A constructive termination is an executive's resignation within 60 days following a reduction in duties, salary, target bonus or benefits or a relocation of more than 75 miles, in each case without the executive's consent.

        A change of control is defined generally under the Change of Control Plan as the acquisition by a third party of more than 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent in each case in the same proportion as their ownership of our voting securities immediately prior to the transaction; the approval by our stockholders or board of directors of a plan of complete dissolution or liquidation or a complete dissolution or liquidation otherwise occurs; a disposition of all or substantially all of our assets other than to an entity of which more than 50% of the voting securities are owned by stockholders of the Company; or members of our board of directors (including new directors approved or recommended by a majority of the board) cease to constitute at least a majority of the board.

        Other Change of Control Arrangements.    Our change of control arrangements with Dr. de Geus and Dr. Chan are included in employment agreements entered into before adoption of the Change of Control Plan, and therefore they do not participate in the Change of Control Plan. These agreements were negotiated with Dr. de Geus and Dr. Chan in 1997, to provide them additional financial security and thereby retain their services for Synopsys. Each change of control agreement provides that, in the event of an involuntary termination other than for cause within 24 months following a change of control of Synopsys, the executive will receive: (1) a cash payment equal to two times his base compensation for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to two times his target incentive for the current fiscal year or, if there is no target incentive in effect for the current fiscal year, the highest target incentive in the last three fiscal years; (3) the estimated cash value of his health care premiums for 18 months; and (4) full acceleration of all unvested stock options. The executive must sign a release of claims in order to receive any severance payments.

        Dr. de Geus and Dr. Chan's agreements also provide for severance benefits in the event of an involuntary termination other than for cause outside the 24-month period following a change of control. In this event, the executive would receive: (1) a cash payment equal to his base compensation during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to the target incentive then in effect or, if there is no target incentive in effect for such year, the highest target incentive in the three preceding years provided the executive does not engage in misconduct (generally conduct harmful to our interests, including disclosure of confidential information, disparagement or direct competition) for six months following the termination date; and (3) the estimated cash value of his health care premiums for 12 months.

        Under these agreements, cause for termination has a similar meaning as it does under the Change of Control Plan, and an involuntary termination includes, in addition to any termination not for cause, a reduction in duties, authority, responsibilities, perquisites, office space, base compensation, or employee benefits, a relocation of more than 50 miles or the failure of Synopsys to obtain the assumption of the agreement by a successor.

        A change of control is defined generally under the agreements as the acquisition by a third party of 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent; the approval by our stockholders of a plan of complete dissolution or liquidation; an agreement for the sale or disposition of all or substantially of our assets; or, during a two-year period, members of our board of directors (including new directors approved or recommended by a majority the board) cease to constitute at least a majority of the board.

        Dr. Fichtner entered into an employment agreement with us in connection with our acquisition of his former employer, ISE Integrated Systems Engineering AG. In the event we were to terminate the agreement other than for cause, Dr. Fichtner would have been able to continue his participation in the ISE Sales and Retention Milestone Plan as if he continued to be an employee of Synopsys.

        In addition, our employee stock and option plans provide for the acceleration of the vesting of any unvested options or stock awards in the event they are not assumed, continued or substituted by the surviving or acquiring company following certain corporate transactions, including a sale or other disposition of 90% of our outstanding securities; a sale or disposition of all or substantially all of our assets; a merger or consolidation after which we are not the surviving corporation or; a merger or consolidation after which we are the surviving corporation, but our outstanding shares are converted into other property.

Share Ownership Guidelines

        In order to align the interests of our senior executives with the interests of our stockholders, in fiscal 2003 the Board adopted stock ownership guidelines. These guidelines recommend that covered officers achieve share ownership levels within four years of appointment, and hold those shares so long as they serve in such positions, as follows: Chief Executive Officer—50,000 shares; President and Chief Operating Officer—25,000 shares; and Chief Financial Officer and all senior vice presidents—10,000 shares.

        Covered officers may acquire shares through stock option exercises, vesting of restricted stock units, purchases under our employee stock purchase plan, open market purchases made in compliance with applicable securities laws and our insider trading policy, or acquisitions under any other equity plans we may adopt from time to time. Each covered officer is expected to meet the applicable guidelines within four years of becoming a covered officer. The guidelines do not require any covered officer to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised or shares are purchased under our employee stock purchase plan, the guidelines recommend that the covered officer retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such officer's applicable common stock ownership guideline amount. At fiscal year end, and to date, each named executive officer either holds the requisite number of shares or has not yet served for four years. Accordingly, all named executive officers are in compliance with the stock ownership guidelines.

SUMMARY COMPENSATION TABLE

        The following table shows compensation awarded to, paid to, or earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during fiscal 2007. We refer to these executive officers as our "named executive officers" in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Aart J. de Geus Chief Executive Officer	2007	$458,654	—		$320,458	$1,849,768	$1,610,000	$1,500	(5)	$4,240,380
Chi-Foon Chan President and Chief Operating Offer	2007	$428,077	—		$148,360	$1,173,538	$1,080,000	$16,840	(6)	$2,846,815
Brian M. Beattie Chief Financial Officer	2007	$382,212	—		$142,426	$832,094	$578,000	$1,500	(5)	$1,936,232
Wolfgang Fichtner Former Senior Vice President and General Manager, Silicon Engineering Group(7)	2007	$318,562	$72,699	(8)	$63,434	$147,676	$1,569,301	$84,004	(9)	$2,255,676
Antun Domic Senior Vice President and General Manager, Implementation Group	2007	$377,115	—		$83,082	$825,727	$432,000	$14,394	(10)	$1,732,318

(1)
There were 53 weeks in our 2007 fiscal year. Reported amounts in this table represent 53 weeks of payments to each named executive officer, an amount larger than his annual base salary.
(2)
Stock awards consist only of performance shares that vest only upon the achievement of pre-established performance goals. Such awards are granted as restricted stock units that are converted into Synopsys common stock following vesting. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by us in fiscal 2007 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 13 (revised), Share-Based Payment ("SFAS No. 123(R)"). In accordance with SFAS No. 123(R), the total grant date fair value is equal to the number of units granted multiplied by the closing price of our stock on the grant date and assumes that performance will be achieved. The grant date fair value is recognized as compensation cost over the vesting term of the award.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by us in fiscal 2007 for option awards as determined with a Black-Scholes valuation model in accordance with SFAS No. 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. The compensation cost includes amounts from awards granted in and prior to fiscal 2007. The assumptions used to calculate the value of option awards are set forth in Note 2 and Note 8 of the notes to consolidated financial statements included in our Annual Reports on Form 10-K for fiscal 2004 and 2007 filed with the SEC on January 12, 2005 and December 21, 2007, respectively.
(4)
Amounts consist of cash-based incentive compensation earnings for services rendered in fiscal year 2007. The amounts payable under the 2007 Executive Incentive Plan are $1,500,000, $1,000,000, $525,000, and $385,000 for each of Dr. de Geus, Dr. Chan, Mr. Beattie, and Dr. Domic, respectively. The amounts payable under the Operating Plan Incentive are $110,000, $80,000, $53,000, and $47,000 for each of Dr. de Gues, Dr. Chan, Mr. Beattie, and Dr. Domic, respectively. The amount payable to Dr. Fichtner includes $1,569,301 paid pursuant to the ISE acquisition agreement.
(5)
Amount reflects matching contributions made by us under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.

(6)
Amount reflects $1,500 in matching contributions made by us under the tax-qualified 401(k) Plan, which provides for broad-based employee participation as well as $15,340 relating to a whole life insurance premium paid on Dr. Chan's behalf. We pay this premium for certain executive officers in connection with an insurance component of our Deferred Compensation Plan in order to obtain certain tax benefits for us. As a result, Dr. Chan forgoes life insurance coverage that we provide to our employees generally. The $15,340 represents the pro rata portion of the aggregate premium allocated to Dr. Chan based on the portion of the total benefit payable in the event of his death. We are the largest beneficiary under this policy. Dr. Chan's beneficiaries would receive 2.5 times his annual salary.
(7)
Dr. Fichtner resigned in January 2008.
(8)
Represents a discretionary bonus payment authorized by the Compensation Committee in recognition of successful consistent completion of performance milestones under the acquisition of ISE Integrated Systems Engineering AG.
(9)
Represents employer matching contributions to a Switzerland government-required retirement fund for Dr. Fichtner.
(10)
Amount reflects $1,500 in matching contributions made by Synopsys under the tax-qualified 401(k) Plan, which provides for broad-based employee participation as well as $12,897 relating to a whole life insurance premium paid on Dr. Domic's behalf. We pay this premium for certain executive officers in connection with an insurance component of our Deferred Compensation Plan in order to obtain certain tax benefits for the participants in the Deferred Compensation Plan. As a result, Dr. Domic forgoes life insurance coverage that we provide to our employees generally. The $12,897 represents the pro rata portion of the aggregate premium allocated to Dr. Domic based on the portion of the total benefit payable in the event of his death. We are the largest beneficiary under this policy. Dr. Domic's beneficiaries would receive 2.5 times his annual salary.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2007 to our named executive officers, including cash awards and equity awards. The equity awards to our named executive officers in fiscal 2007 were granted under our 2006 Employee Equity Incentive Plan, unless otherwise noted.

All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards							Estimated Future Payouts Under Equity Incentive Plan Awards(1)
													Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)			Maximum ($)			Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	12/5/2006 12/5/2006 12/5/2006 12/5/2006	— — — —	$ $	— — 1,080,000 110,000	(4) (5)	$ $	— — 1,944,000 110,000	(4) (5)	— — — —	54,000 — — —	54,000 — — —	— 163,000 — —	$	— 26.09 — —	$ $	1,408,860 1,408,793
Chi-Foon Chan	12/5/2006 12/5/2006 12/5/2006 12/5/2006	— — — —	$ $	— — 714,000 80,000	(4) (5)	$ $	— — 1,285,200 80,000	(4) (5)	— — — —	25,000	25,000	— 75,000 — —	$	— 26.09 — —	$ $	652,250 648,218
Brian M. Beattie	12/5/2006 12/5/2006 12/5/2006 12/5/2006	— — — —	$ $	— — 375,000 53,000	(4) (5)	$ $	— — 675,000 53,000	(4) (5)	— — — —	24,000 — — —	24,000 — — —	— 70,000 — —	$	— 26.09 — —	$ $	626,160 605,003
Wolfgang Fichtner(6)	12/14/2006 12/14/2006	— —		— —			— —		— —	12,000	12,000	— 75,000	$	— 26.73	$ $	320,760 665,910
Antun Domic	12/5/2006 12/5/2006 12/5/2006 12/5/2006	— —	$ $	— — 296,000 47,000	(4) (5)	$ $	— — 532,800 47,000	(4) (5)	— — — —	14,000 — — —	14,000 — — —	— 40,000 — —	$	— 26.09 — —	$ $	365,260 345,716

(1)
All stock awards identified in this column were performance shares that vest only upon achievement of pre-established performance goals. Such awards are granted as restricted stock units under the 2006 Employee Equity Incentive Plan and are converted into Synopsys common stock following vesting. The vesting criteria was achievement of $189 million of non-GAAP net income for fiscal 2007, as further described in the Compensation Discussion and Analysis section. This goal was achieved, and accordingly, 25% of the awards vested subsequent to the fiscal year end, on December 6, 2007, and the remaining 75% are scheduled to vest in three equal, annual installments beginning December 6, 2008, subject to continued employment with us.

(2)
All option awards were granted under the 2006 Employee Equity Incentive Plan. 1/16th of these non-statutory stock options vested on the three month anniversary of the grant date and continued vesting as to 1/48th per month thereafter, subject to continued employment with us.

(3)
The value of an option award is based on the fair value of such award as of the grant date determined with a Black-Scholes valuation model in accordance with SFAS No. 123R. The assumptions used to calculate the value of option awards are set forth in Note 8 of the notes to consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2007 filed with the SEC on December 21, 2007.

(4)
Amounts shown are possible payouts for fiscal 2007 under the Executive Incentive Plan. Under the Executive Incentive Plan, bonuses paid to named executive officers are dependent on the level of achievement of each performance target. If the level of weighted achievement for all performance targets in the aggregate is below 90% of target, no bonus is paid. The maximum amount shown is 180% of the target amount for each named executive officer, pursuant to the Executive Incentive Plan. Actual bonuses received by the named executive officers for fiscal 2007 are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(5)
Amounts shown are possible payouts under the Operating Plan Incentive arrangement, which provided for cash bonuses vesting upon our achievement of specified non-GAAP operating margin targets for fiscal 2007. Actual cash bonuses received are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(6)
Except for the performance-based restricted stock units, Dr. Fichtner's performance-based compensation for fiscal 2007 was based upon arrangements entered into with him when we acquired ISE Integrated Systems Engineering AG in fiscal 2005. Accordingly, he was not eligible for performance awards under the Executive Incentive Plan or Operating Plan Incentive arrangements.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

        The following table summarizes the number of securities underlying unexercised equity awards for our named executive officers as of November 3, 2007.

		Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Aart J. de Geus	7/24/1998	150,000	—		—	$19.125000	7/24/2008	—	—
	10/29/1998	120,000	—		—	$21.250000	10/29/2008	—	—
	1/27/1999	136,600	—		—	$27.875000	1/27/2009	—	—
	4/26/1999	106,000	—		—	$23.437500	4/26/2009	—	—
	7/28/1999	126,800	—		—	$28.375000	7/28/2009	—	—
	10/27/1999	262,000	—		—	$29.687500	10/27/2009	—	—
	3/8/2000	300,000	—		—	$19.750000	3/8/2010	—	—
	5/23/2000	140,000	—		—	$21.343750	5/23/2010	—	—
	8/2/2000	760,000	—		—	$16.125000	8/2/2010	—	—
	2/28/2001	60,000	—		—	$27.156250	2/28/2011	—	—
	5/25/2001	57,000	—		—	$30.685000	5/25/2011	—	—
	8/28/2001	54,000	—		—	$23.720000	8/28/2011	—	—
	12/17/2001	116,000	—		—	$28.085000	12/17/2011	—	—
	2/26/2002	31,000	—		—	$24.700000	2/26/2012	—	—
	5/28/2002	36,000	—		—	$25.735000	5/28/2012	—	—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—	—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—	—
	2/25/2003	16,500	—		—	$20.460000	2/25/2013	—	—
	5/27/2003	16,600	—		—	$29.280000	5/27/2013	—	—
	8/26/2003	11,500	—		—	$33.295000	8/26/2013	—	—
	12/10/2003	25,683	1,117	(4)	—	$32.670000	12/10/2013	—	—
	2/24/2004	10,725	975	(4)	—	$29.880000	2/24/2014	—	—
	5/26/2004	7,943	1,357	(4)	—	$29.870000	5/26/2014	—	—
	12/17/2004	99,166	40,834	(4)	—	$18.550000	12/17/2011	—	—
	12/6/2005	91,666	108,334	(4)	—	$20.730000	12/6/2012	—	—
	12/6/2005	45,000	45,000	(5)	45,000	$20.730000	12/6/2012	—	—
	12/5/2006	33,958	129,042	(4)	—	$26.090000	12/5/2013	—	—
	12/5/2006	—	—		—	—	—	54,000	$1,513,080

		Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Chi-Foon Chan	10/29/1998	110,000	—		—	$21.250000	10/29/2008	—	—
	1/27/1999	105,200	—		—	$27.875000	1/27/2009	—	—
	4/26/1999	83,200	—		—	$23.437500	4/26/2009	—	—
	7/28/1999	100,000	—		—	$28.375000	7/28/2009	—	—
	10/27/1999	226,000	—		—	$29.687500	10/27/2009	—	—
	3/8/2000	300,000	—		—	$19.750000	3/8/2010	—	—
	5/23/2000	140,000	—		—	$21.343750	5/23/2010	—	—
	2/28/2001	50,000	—		—	$27.156250	2/28/2011	—	—
	5/25/2001	47,000	—		—	$30.685000	5/25/2011	—	—
	8/28/2001	45,000	—		—	$23.720000	8/28/2011	—	—
	12/17/2001	96,000	—		—	$28.085000	12/17/2011	—	—
	2/26/2002	25,400	—		—	$24.700000	2/26/2012	—	—
	5/28/2002	32,000	—		—	$25.735000	5/28/2012	—	—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—	—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—	—
	2/25/2003	15,150	—		—	$20.460000	2/25/2013	—	—
	5/27/2003	15,200	—		—	$29.280000	5/27/2013	—	—
	8/26/2003	10,500	—		—	$33.295000	8/26/2013	—	—
	12/10/2003	21,658	942	(4)	—	$32.670000	12/10/2013	—	—
	2/24/2004	8,800	800	(4)	—	$29.880000	2/24/2014	—	—
	5/26/2004	6,577	1,123	(4)	—	$29.870000	5/26/2014	—	—
	12/17/2004	20,833	29,167	(4)	—	$18.550000	12/17/2011	—	—
	12/6/2005	45,833	54,167	(4)	—	$20.730000	12/6/2012	—	—
	12/6/2005	30,000	30,000	(5)	30,000	$20.730000	12/6/2012	—	—
	12/5/2006	15,625	59,375	(4)	—	$26.090000	12/5/2013	—	—
	12/5/2006	—	—		—	—	—	25,000	$700,500
Brian M. Beattie	1/17/2006	98,437	126,563	(6)	—	$21.150000	1/17/2013	—	—
	1/17/2006	20,000	20,000	(5)	20,000	$21.150000	1/17/2013	—	—
	12/5/2006	14,583	55,417	(4)	—	$26.090000	12/5/2013	—	—
	12/5/2006	—	—		—	—	—	24,000	$672,480
Wolfgang Fichtner	12/14/2006	15,625	59,375	(4)	—	$26.730000	12/14/2013	—	—
	12/14/2006	—	—		—	—	—	12,000	$336,240

		Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Antun Domic	3/12/1999	16,000	—		—	$23.250000	3/12/2009	—	—
	8/10/1999	40,000	—		—	$27.187500	8/10/2009	—	—
	10/25/1999	20,000	—		—	$28.062500	10/25/2009	—	—
	6/14/2000	6,000	—		—	$21.187500	6/14/2010	—	—
	2/28/2001	30,000	—		—	$27.156250	2/28/2011	—	—
	5/25/2001	28,000	—		—	$30.685000	5/25/2011	—	—
	8/28/2001	27,000	—		—	$23.720000	8/28/2011	—	—
	12/17/2001	53,500	—		—	$28.085000	12/17/2011	—	—
	2/26/2002	13,000	—		—	$24.700000	2/26/2012	—	—
	5/28/2002	16,000	—		—	$25.735000	5/28/2012	—	—
	8/27/2002	13,000	—		—	$22.280000	8/27/2012	—	—
	12/9/2002	22,700	—		—	$21.725000	12/9/2012	—	—
	5/27/2003	7,800	—		—	$29.280000	5/27/2013	—	—
	8/26/2003	9,000	—		—	$33.295000	8/26/2013	—	—
	12/10/2003	23,335	1,015	(4)	—	$32.670000	12/10/2013	—	—
	2/24/2004	6,508	592	(4)	—	$29.880000	2/24/2014	—	—
	5/26/2004	6,833	1,167	(4)	—	$29.870000	5/26/2014	—	—
	12/17/2004	7,938	21,875	(4)	—	$18.550000	12/17/2011	—	—
	12/6/2005	25,791	35,209	(5)	20,000	$20.730000	12/6/2012	—	—
	12/6/2005	20,000	20,000	(4)	—	$20.730000	12/6/2012	—	—
	12/5/2006	8,333	31,667	(4)	—	$26.090000	12/5/2013	—	—
	12/5/2006	—	—		—	—	—	14,000	$392,280

(1)
Stock awards consist of only performance shares that vest only upon the achievement of pre-established performance goals. Such awards are granted as restricted stock units under the 2006 Employee Equity Incentive Plan and are converted into our common stock following vesting.

(2)
All stock awards identified in this column were subject to the achievement of $189 million of non-GAAP net income for fiscal 2007, as further described in the Compensation Discussion and Analysis section. This goal was achieved, and accordingly, 25% of the awards vested subsequent to the fiscal year end, on December 6, 2007, and the remaining 75% are scheduled to vest in three equal, annual installments beginning December 6, 2008, subject to continued employment with us.

(3)
The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $28.02 on November 2, 2007, the last trading day of fiscal 2007, as reported on the Nasdaq Global Select Market.

(4)
Option vests at a rate of 1/16th on the third monthly anniversary of the grant date and 1/48th per month thereafter, subject to continued employment with us. Accordingly, 6.25% of the underlying shares for the stock options granted on December 10, 2003 became exercisable on March 10, 2004 and approximately 2% became exercisable each month thereafter until fully vested on December 20, 2007; 6.25% of the underlying shares for the stock options granted on February 24, 2004 became exercisable on May 24, 2004 and approximately 2% became exercisable each month thereafter until fully vested on February 24, 2008; 6.25% of the underlying shares for the stock options granted on May 26, 2004 became exercisable on August 26, 2004 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on August 26, 2008; 6.25% of the underlying shares for the stock options granted on December 17, 2004 became exercisable on March 17, 2005 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 17, 2008; 6.25% of the underlying shares for the stock options granted on December 6, 2005 became exercisable on

  March 6, 2006 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 6, 2009; and 6.25% of the underlying shares for the stock options granted on December 5, 2006 became exercisable on March 5, 2007 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 5, 2010.

(5)
100% of the option vests in the event of achievement of a 20% non-GAAP operating margin for fiscal 2007, as further described in the Compensation Discussion and Analysis section. This goal was achieved, and accordingly, 100% of the option vested subsequent to the fiscal year end, on December 2, 2007.

(6)
Option vests at a rate of 1/4th on the first anniversary of the grant date (January 17, 2007) and 1/48th per month thereafter, until January 17, 2010, subject to continued employment with us.

OPTION EXERCISES

        The following table summarizes option exercises by our named executive officers during fiscal 2007. No restricted stock units held by our named executive officers vested during fiscal 2007.

	Option Exercises
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Aart J. de Geus	470,000	$3,584,013
Chi-Foon Chan	750,389	$6,087,462
Brian M. Beattie	—	—
Wolfgang Fichtner	—	—
Antun Domic	84,504	$693,849

(1)
Amounts are based on the market price of our common stock at exercise less the aggregate exercise price. The value realized was determined without considering any taxes that may have been owed. The market price of each stock option was equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.

NON-QUALIFIED DEFERRED COMPENSATION

        We maintain a non-qualified deferred compensation plan, the Synopsys Deferred Compensation Plan ("Deferred Compensation Plan"). The Deferred Compensation Plan is available to those of our executives who earned at least $220,000 in 2007 and allows the deferral of up to 50% of salary and 100% of variable cash compensation. The amount of earnings that accrue on a participant's account depends on the performance of investment alternatives selected by the participant. The investment alternatives consist of various investment funds that are offered by a financial services concern that we have retained to advise us on investing the deferred balances in order to position us to fund the ultimate distribution requirements of these deferred amounts. We do not regard the returns from these investment alternatives as above-market or preferential, as they are generally consistent with the types of investment opportunities provided to our employees under our 401(k) plan and we do not supplement or guarantee the returns on amounts deferred under the plan. Amounts may be withdrawn from the plan in a lump sum if a participant is employed by us in the year 2010 or later; deferred amounts are paid in a lump sum or installments promptly following retirement or termination; and amounts may distributed in a lump sum following a change in control.

        The following table shows certain information for the named executive officers under the Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year ($)(1)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Aart J. de Geus	—		—	—	—	—
Chi-Foon Chan	$504,000	(2)	—	$711,841	—	$5,580,009
Brian M. Beattie	—		—	—	—	—
Wolfgang Fichtner	—		—	—	—	—
Antun Domic	—		—	$115,544	$562,540	$693,277

(1)
All contributions were made under the Synopsys Deferred Compensation Plan.

(2)
Consists of $84,000 of salary and $420,000 of variable compensation reported in the Summary Compensation Table under the columns entitled "Salary" and "Non-Equity Incentive Plan Compensation," respectively.

Potential Payments Upon Termination or Change of Control

        As described in the section above called "Severance and Change of Control Benefits," Mr. Beattie and Dr. Domic participate in the Executive Change of Control Severance Benefit Plan. Our change of control arrangements with Dr. de Geus and Dr. Chan are included in their employment agreements with us. Our change of control arrangement with Dr. Fichtner was governed by his employment agreement negotiated as part of our acquisition of ISE Integrated Systems Engineering AG. Our equity plans provide for change of control benefits for all of our employees but only in the event the options and restricted stock units are not assumed, substituted or combined by the acquiring or surviving corporation. The tables below outline the potential payments and benefits payable to each named executive officer in the event of involuntary termination, or change of control, as if such event had occurred as of November 3, 2007. See the section above called "Severance and Change of Control Benefits" for more detailed information, including duration of payment benefits. All such payments and benefits would be provided by us.

Involuntary Termination

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$450,000	$1,080,000	$8,934	$—	$—
Chi-Foon Chan	420,000	714,000	$15,784	—	—
Brian M. Beattie	—	—	—	—	—
Wolfgang Fichtner	—	—	—	—	—
Antun Domic	—	—	—	—	—

Change of Control(2)

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$—	$—	$—	$1,513,080	$1,753,554
Chi-Foon Chan	—	—	—	700,500	1,004,383
Brian M. Beattie	—	—	—	672,480	1,113,843
Wolfgang Fichtner	—	—	—	336,240	76,594
Antun Domic	—	—	—	392,280	670,747

Involuntary Termination Following a Change of Control(3)

Name	Salary Continuation	Cash-Based Incentive Award		Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$900,000	$2,160,000		$13,400	$—	$1,753,554
Chi-Foon Chan	840,000	1,428,000		23,676	—	1,004,383
Brian M. Beattie	375,000	375,000		15,784	$672,480	1,113,843
Wolfgang Fichtner	0	0	(4)	0	$336,240	76,594
Antun Domic	370,000	296,000		$11,079	$392,280	670,747

(1)
Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the price of our common stock on November 3, 2007 of $28.02.

(2)
Our equity plans provide for acceleration of the vesting of all unvested options and restricted stock units held by any employee, but only in the event that they are not assumed, substituted or combined by the acquiring or surviving corporation.

(3)
For Dr. de Geus and Dr. Chan, the change of control must have occurred within 24 months before the termination date. For the other named executive officers, the change of control must have occurred within 12 months before the termination date.

(4)
Dr. Fichtner earned all amounts of the ISE Sales and Retention Milestone Plan as of November 3, 2007.

DIRECTOR COMPENSATION

        We pay our non-employee directors compensation for serving on our Board. We do not pay our employees who serve on our Board any additional compensation for serving on our Board. We currently have seven non-employee directors serving on our Board. Our Compensation Committee reviews from time to time the compensation we pay to our non-employee directors and recommends, as appropriate, adjustments to such compensation. There have been no adjustments since fiscal 2005. The compensation we pay to our non-employee directors consists of two components, which are: equity awards and cash compensation. We also reimburse directors for out-of-pocket expenses for travel to Board meetings.

        Equity.    Non-employee directors are eligible to receive equity awards under the 2005 Non-Employee Directors Equity Incentive Plan, which provides for automatic grants of equity awards to each non-employee member of our Board upon their initial appointment or election, and upon their reelection each year.

  Initial Awards—New non-employee directors receive an initial option for 30,000 shares, vesting in annual equal installments on the date preceding each of the first four annual stockholders' meetings following the grant date, assuming continued Board service through each vesting date as well as an "interim award," in the form of stock options, representing an annual award prorated for the period of time remaining until the next annual meeting.

  Annual Awards—Each person who is reelected to serve as a non-employee director receives an annual award comprised of either (1) an option grant (with the number of shares subject to the option determined so that the aggregate "fair value" of the option, calculated using the option pricing model used to determine the value of stock-based compensation in our financial statements, will equal the annual cash retainer then paid to non-employee directors) or (2) a restricted stock grant (with the number of shares subject to the award determined so that the fair market value of the restricted stock grant on the date of grant will equal the annual cash retainer then paid to non-employee directors). The option grant or restricted stock vest in a series of 36 successive equal monthly installments from the grant date, assuming continued Board membership through each vesting date. The Board elected to receive restricted stock for 2006 and future years and, as a result, we issued an aggregate of 4,690 shares of restricted stock to each non-employee director in 2007.

        The 2005 Non-Employee Directors Equity Incentive Plan expires on the day immediately preceding our 2010 annual stockholders' meeting.

        Cash.    We pay non-employee directors an annual retainer of $125,000 for serving as a director. We also pay a per meeting fee to members of our Audit Committee of $2,000 per committee meeting ($4,000 for the Audit Committee chair), up to an annual maximum of $8,000 ($16,000 for the Audit Committee chair). The retainers and meeting fees are paid quarterly.

        The following table sets forth a summary of the compensation earned by our non-employee directors for services in fiscal 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Alfred Castino(3)	$66,500	—		$36,671	(4)	—	$103,171
Bruce R. Chizen	$125,000	$110,278	(5)	—		—	$235,278
Deborah A. Coleman	$141,000	$110,278	(5)	—		—	$251,278
Richard Newton(6)	$31,250	$33,173	(5)	—		$8,300	$39,550
John Schwarz(3)	$62,500	—		$36,671	(4)	—	$100,401
Sasson Somekh	$133,000	$110,278	(5)	—		—	$243,278
Roy Vallee	$133,000	$110,278	(5)	—		—	$243,278
Steven C. Walske	$125,000	$110,278	(5)	—		—	$235,278

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the costs recognized by Synopsys in fiscal 2007 for stock awards as determined pursuant to SFAS No. 123(R). In accordance with SFAS No. 123(R), the total grant date fair value is equal to the number of units granted multiplied by the closing price of our stock on the grant date.

(2)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs recognized by us in fiscal 2007 for option awards as determined with a Black-Scholes valuation model in accordance with SFAS No. 123(R) disregarding the estimate of forfeitures related to service-based vesting conditions. The compensation cost includes amounts from awards granted only in fiscal 2007 when these directors were initially appointed. The assumptions used to calculate the value of option awards are set forth in Note 2 and Note 8 of the notes to consolidated financial statements included in our Annual Reports on Form 10-K for fiscal 2004 and 2007 filed with the SEC on January 12, 2005 and December 21, 2007, respectively.

(3)
Mr. Castino and Dr. Schwarz joined the Board of Directors in May 2007.

(4)
Includes compensation expense recognized in fiscal 2007 for stock option grants to purchase 40,751 shares of common stock made on May 30, 2007 at an exercise price of $26.73 per share. This stock option grant had a fair value of $353,217 as of the grant date. As of October 31, 2007, Mr. Castino and Mr. Schwarz each held stock options to purchase 40,751 shares of common stock.

(5)
Includes the compensation expense recognized in fiscal 2007 for the following number of shares of restricted stock on the following dates: (i) May 23, 2005: 7,010 shares, (ii) April 25, 2006: 5,752 shares, and (iii) May 23, 2007: 4,690 shares. Each restricted stock grant had a fair value of $125,339, $124,991, and $124,989, respectively. As of October 31, 2007, the directors held stock options to purchase the following shares of common stock: Mr. Vallee: 123,332 shares, Mr. Chizen: 188,332 shares, Mr. Somekh: 271,666 shares, Mr. Walske: 150,000 shares, Ms. Coleman: 110,000 shares, and Dr. Newton: 55,000 shares.

(6)
During fiscal 2007, former director A. Richard Newton provided advice to us, at our request, concerning long-term technology strategy and industry development issues, as well as assistance in identifying opportunities for partnerships with academia. We were paying Dr. Newton $100,000 per year for his services. Dr. Newton passed away in January 2007. Dr. Newton received $8,300 for his services in fiscal 2007.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines ("Guidelines"), which are intended to describe the governance principles and procedures by which the Board functions. The Board regularly reviews and evaluates these Guidelines. Among other matters, the Guidelines cover board composition, board membership criteria, director responsibilities, board committees, evaluation of our Chief Executive Officer, board self-assessment and succession planning. The Guidelines are available on our website at http://www.synopsys.com/corporate/invest/invest.html. Copies of the Guidelines are also available in print upon written request to Investor Relations, Synopsys, Inc., 700 East Middlefield Road, Mountain View, CA 94043.

Code of Ethics

        The Board is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct (the "Code") applicable to all of our Board members, employees and executive officers, including our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer). Synopsys has made the Code available on our website at http://www.synopsys.com/corporate/governance/code_of_ethics.html. Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code, or (2) any waivers under the Code given to Synopsys' Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on its website at http://www.synopsys.com/corporate/governance/code_of_ethics.html. There were no amendments to the Code or waivers granted thereunder relating to our Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer during fiscal 2007.

Director Independence

        The Board has affirmatively determined, based upon the listing standards of the Nasdaq Global Select Market and applicable laws and regulations, that the following directors, all of whom are standing for election to the Board, are independent: Messrs. Castino, Chizen, Schwarz, Somekh, Vallee and Walske and Ms. Coleman. The Board has also determined that the only directors who are standing for election to the Board and are not independent are Aart J. de Geus, our Chief Executive Officer, and Chi-Foon Chan, our President and Chief Operating Officer. Accordingly, seven of the nine director nominees are independent.

        During fiscal 2007, former director A. Richard Newton, who was a member of our Board from 1987 through 1991 and from 1995 through 2006, provided advice to us, at our request, concerning long-term technology strategy and industry development issues, as well as assistance in identifying opportunities for partnerships with academia. Dr. Newton was a Professor of Electrical Engineering and Computer Science and Dean of the College of Engineering at the University of California, Berkeley. We were paying Dr. Newton $100,000 per year for his services. Dr. Newton passed away in January 2007.

  Lead Independent Director

        While our Chief Executive Officer serves as the Chairman of the Board, the Board established a lead independent director position to chair meetings of the non-employee directors and to serve as the liaison between the non-management directors and management. In 2004, the Board appointed Mr. Walske as the lead independent director.

Board Meetings and Committees

        Our Board held four meetings during fiscal 2007. During the year, our Board maintained an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (the "Governance Committee"). All of such committees have written charters which are available on our website at www.synopsys.com/corporate/governance.

        During fiscal 2007, our Audit Committee held twelve meetings. During fiscal 2007 and until February 28, 2008, the members of the Audit Committee were Ms. Coleman (Chair), Mr. Castino, Dr. Somekh and Mr. Vallee. Effective February 28, 2008, Dr. Somekh is no longer a member of the Audit Committee. All members of our Audit Committee are considered independent under the applicable SEC and Nasdaq listing standards. The Audit Committee acts on behalf of the Board, performing financial oversight responsibilities relating to (1) the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) our internal audit function, (3) the annual independent audit of our financial statements, (4) the engagement of our independent registered public accounting firm and evaluation of their performance and independence, and (5) compliance with legal and regulatory requirements. SEC regulations require us to disclose whether a director qualifying as an "audit committee financial expert" serves on the Audit Committee. Our Board has determined that Ms. Coleman, Mr. Castino and Mr. Vallee, all members of our current Audit Committee, qualify as audit committee financial experts within the meaning of such regulations.

        During fiscal 2007, our Compensation Committee held five meetings. The current members are Mr. Chizen (Chair), Dr. Schwarz and Mr. Walske. The Compensation Committee reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Chief Executive Officer) and administers our stock option, employee stock purchase, deferred compensation and 401(k) plans. All members of our Compensation Committee are considered independent under applicable Nasdaq listing standards. The Compensation Committee's processes and procedures for considering and determining executive compensation are set forth under "Compensation Discussion & Analysis."

        During fiscal 2007, our Governance Committee held four meetings. The current members are Mr. Walske (lead independent director), Mr. Castino, Mr. Chizen, Ms. Coleman, Dr. Schwarz, Dr. Somekh and Mr. Vallee. All members of our Governance Committee are considered independent under applicable Nasdaq listing standards. The Governance Committee identifies and recommends to the Board candidates for membership on the Board and Board committees, oversees matters of corporate governance, reviews the performance of our Chief Executive Officer and our other executive officers and reviews such other matters relating to our management as it deems appropriate. Our Governance Committee's policy regarding consideration of director candidates submitted by stockholders is set forth below under "Director Nominations." The Governance Committee has approved the nine nominees for election to our Board at the Annual Meeting.

        During fiscal 2007, all directors attended at least 75% of the meetings of our Board and Board committees on which they served during the time they served on the Board and committees.

Executive Sessions

        The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings or as part of the Governance Committee, which is comprised of all independent directors. The directors met in such sessions four times during fiscal 2007.

Share Ownership Guidelines

        In order to better align the interests of our Board members and our senior executives with the interests of our stockholders, our Board has adopted stock ownership guidelines. Under these guidelines, our Board recommended that the following covered officers achieve the following share ownership levels of our common stock, and to hold such number of shares for so long as they serve in such positions: (1) Chief Executive Officer—50,000 shares; (2) President and Chief Operating Officer—25,000 shares; and (3) all senior vice presidents—10,000 shares.

        Covered officers may acquire shares of our common stock through stock option exercises, purchases under our employee stock purchase plan, through open market purchases made in compliance with applicable securities laws and our insider trading policy or through any other equity plans we may adopt from time to time. Each covered officer was required to meet the applicable guidelines by August 31, 2007 or within four years of becoming a covered officer. The guidelines do not require any covered officer to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. When stock options are exercised or shares are purchased under our employee stock purchase plan, however, the guidelines recommend that the covered officer retain a number of shares of common stock equal to the lesser of twenty-five percent (25%) of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such officer's applicable common stock ownership guideline amount.

        In addition, our Board also adopted stock ownership guidelines under which non-employee directors are expected to achieve a share ownership level with a value equal to three times the amount of each non-employee member's annual cash retainer (excluding compensation for committee service), measured each year on the date of the annual meeting of stockholders. Each non-employee director is recommended to achieve this level of ownership by May 31, 2008 or within three years of initial election as a director.

        As of February 27, 2008, all named executive officers and directors are compliant with the stock ownership guidelines.

Stockholder Communications with Board

        Although we have not to date developed formal processes by which stockholders may communicate directly to directors, our Board believes its informal process, in which all communications sent to our Board or one or more individual members in care of the Chief Executive Officer or Corporate Secretary are delivered directly and promptly to our Board without being subject to pre-screening, has served our Board's and stockholders' needs to date. Although the Governance Committee may in the future develop more specific procedures, until any other procedures are developed and posted on our corporate website, any communication to our Board or one or more individual members should be sent to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Board Attendance at Stockholders' Meetings

        Director attendance at our Annual Meeting of Stockholders is encouraged but not required. Attendance by phone is permitted. All directors attended the 2007 Annual Meeting of Stockholders in person.

Director Qualifications

        The Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate, and the Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Governance

Committee. However, all candidates for election or reelection should (1) have sufficient experience in the electronic design automation, semiconductor, electronics or technology industries to enable them to effectively help create and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Finally, the Nasdaq listing standards and our own corporate guidelines require than at least a majority of members of the Board qualify as independent directors in accordance with such standards.

        The Governance Committee does, however, find it appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by the rules of the SEC, and that a majority of the members of the Board meet the definition of "independent director" under the rules of the Nasdaq Global Select Market. The Governance Committee also deems it to be appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. At minimum, a director's qualifications, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

Director Evaluations

        On an annual basis, the Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board.

Director Nominations

        The Governance Committee considers candidates for Board membership suggested by Board members and management of Synopsys. The Governance Committee has, on occasion, retained third-party executive search firms to identify independent director candidates. The Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. A stockholder who wishes to suggest a prospective nominee for the Board should notify our Secretary or any member of the Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Governance Committee.

        If a stockholder wishes to recommend a candidate for nomination to our Board, he or she should forward the name of that nominee and related information as required by our bylaws, such as occupation and the number of shares which are beneficially owned by the nominee, to the Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Governance Committee. See also "Deadline for Receipt of Stockholder Proposals" for procedural requirements and deadlines for nominations. Prior to or at the time the Governance Committee approves the agenda for each stockholder meeting, the Governance Committee evaluates all nominees for director, including any nominee that may have been properly proposed by stockholders. The Governance Committee has not, to date, adopted a formal process for consideration of stockholder nominees because it believes this informal consideration process has been adequate given the lack of stockholder nominations in the past. However, the Governance Committee intends to review periodically whether a more formal policy should be adopted.

        There have been no recent material changes to the procedures by which stockholders may recommend nominees for the Board.

        Each director candidate recommended for election at this year's Annual Meeting is an existing director seeking re-election to the Board. All directors but Dr. Schwarz and Mr. Castino were previously elected by the stockholders. Dr. Schwarz and Mr. Castino were appointed by the Board on May 23, 2007. In 2007, the Board retained an independent search firm to assist in finding these directors to fill a vacancy and provide additional financial expertise. Dr. Schwarz and Mr. Castino were among the candidates identified by the firm.

Certain Relationships and Related Transactions

        During fiscal 2007, former director A. Richard Newton, who was a member of our Board from 1987 through 1991 and from 1995 through 2006, provided advice to us, at our request, concerning long-term technology strategy and industry development issues, as well as assistance in identifying opportunities for partnerships with academia. Dr. Newton was a Professor of Electrical Engineering and Computer Science and Dean of the College of Engineering at the University of California, Berkeley. In September 2006, we amended our agreement with Dr. Newton to reduce his annual compensation from $180,000 per year to $100,000 per year. Dr. Newton passed away in January 2007. We paid Dr. Newton $8,300 during fiscal 2007.

        We have entered into indemnification agreements with our executive officers and directors for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by Delaware law. We also intend to execute these agreements with our future directors and executive officers.

There were no other related party transactions in fiscal 2007.

Review, Approval or Ratification with Related Persons

        Our Code of Ethics and Business Conduct requires that every employee avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

        Pursuant to its written charter, the Audit Committee reviews and approves all related-party transactions as such term is used by SFAS No. 57 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the SEC, other than (A) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (B) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us and the availability from other sources of comparable services or products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 4, 2008 by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) the named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number		Percentage Ownership
Entities associated with J. & W. Seligman & Co. Incorporated 100 Park Avenue New York, NY 10017	19,605,419	(2)	13.7%
Entities associated with Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	9,415,824	(3)	6.6%
Entities associated with Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	7,465,890	(4)	5.2%
Brian M. Beattie	192,762	(5)	*
Alfred Castino	5,986	(6)	*
Chi-Foon Chan	1,620,904	(7)	1.1%
Bruce R. Chizen	205,784	(8)	*
Deborah A. Coleman	130,352	(9)	*
Aart J. de Geus	3,494,647	(10)	2.4%
Antun Domic	454,116	(11)	*
Wolfgang Fichtner	23,312	(12)	*
John Schwarz	2,986	(13)	*
Sasson Somekh	313,533	(14)	*
Roy Vallee	142,784	(15)	*
Steven C. Walske	167,652	(16)	*
All directors and executive officers as a group (20 persons)	8,202,159	(17)	5.4%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Forms 13G and 13D filed with the SEC, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of February 4, 2008. Percentage of beneficial ownership is based on 143,539,272 shares of common stock outstanding as of February 4, 2008, adjusted as required by SEC rules. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person, shares of common stock issuable pursuant to options held by that person that are currently exercisable or exercisable by that person or group within 60 days following February 4, 2008 are deemed to be beneficially owned. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 28, 2008, reporting beneficial ownership as of December 31, 2007. J. & W. Seligman & Co. Incorporated ("JWS") has shared voting and dispositive power with respect to 19,605,419 shares. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own these shares. Also includes 12,185,000 shares beneficially owned by Seligman Communications & Information Fund, Inc. (the "Fund"), over which such entity possesses shared voting and dispositive power. JWS, as investment advisor for the Fund, may be deemed to beneficially own the shares reported by the Fund. Accordingly, the shares reported by JWS include those shares separately reported by the Fund.

(3)
Based solely on a Schedule 13G filed with the SEC on February 6, 2008, reporting beneficial ownership as of December 31, 2007. Includes (i) 5,884,649 shares beneficially owned by Barclays Global Investors, N.A., over which such entity possesses sole voting power with respect to 4,825,021 shares and sole dispositive power with respect to 5,884,649 shares; (ii) 2,333,781 shares beneficially owned by Barclays Global Fund Advisors, over which such entity possesses sole voting and dispositive power; (iii) 836,392 shares beneficially owned by Barclays Global Investors, Ltd, over which such entity possesses sole voting power with respect to 718,162 shares and sole dispositive power with respect to 836,392 shares; (iv) 335,908 shares beneficially owned by Barclays Global Investors Japan Limited, over which such entity possesses sole voting and dispositive power; (v) 25,094 shares beneficially owned by Barclays Global Investors Canada Limited, over which such entity possesses sole voting and dispositive power.

(4)
Based solely on a Schedule 13G filed with the SEC on February 1, 2008, reporting beneficial ownership as of December 31, 2007. Goldman Sachs Asset Management, L.P. has shared voting and dispositive power with respect to 481,398 shares and sole voting and dispositive power with respect to 6,984,492 shares.

(5)
Includes options to purchase 187,500 shares exercisable by Mr. Beattie within 60 days following February 4, 2008.

(6)
Includes options to purchase 2,986 shares exercisable by Mr. Castino within 60 days following February 4, 2008.

(7)
Includes options to purchase 1,519,370 shares exercisable by Dr. Chan within 60 days following February 4, 2008.

(8)
Includes options to purchase 188,332 shares exercisable by Mr. Chizen within 60 days following February 4, 2008.

(9)
Includes options to purchase 110,000 shares exercisable by Ms. Coleman within 60 days following February 4, 2008.

(10)
Includes options to purchase 2,855,537 shares exercisable by Dr. de Geus within 60 days following February 4, 2008. Includes 22,000 shares held by Dr. de Geus' wife and 214,002 shares beneficially owned by the Aart J. de Geus Annuity Trust., but Dr. de Geus disclaims beneficial ownership of these shares.

(11)
Includes options to purchase 444,116 shares exercisable by Dr. Domic within 60 days following February 4, 2008.

(12)
Includes options to purchase 20,312 shares exercisable by Dr. Fichtner within 60 days following February 4, 2008.

(13)
Consists solely of options to purchase 2,986 shares exercisable by Dr. Schwarz within 60 days following February 4, 2008.

(14)
Includes options to purchase 271,666 shares exercisable by Dr. Somekh within 60 days following February 4, 2008.

(15)
Includes options to purchase 123,332 shares exercisable by Mr. Vallee within 60 days following February 4, 2008.

(16)
Includes options to purchase 150,000 shares exercisable by Mr. Walske within 60 days following February 4, 2008.

(17)
Includes options to purchase 7,242,657 shares exercisable by all directors and executive officers within 60 days following February 4, 2008.

Stockholder Approval of Stock Plans

        The following table provides information regarding our equity compensation plans as of October 31, 2007.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
	(in thousands, except price per share amounts)
Equity Compensation Plans Approved by Stockholders(1)	11,099		$20.51	(2)	11,604
Equity Compensation Plans Not Approved by Stockholders	17,509	(3)	$20.08

Total	28,608	(4)	$20.25		11,604	(5)

(1)
Our stockholder approved equity compensation plans include the 2006 Employee Equity Incentive Plan, 2005 Non-Employee Directors Equity Incentive Plan, 1994 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan.

(2)
Included in the outstanding weighted average exercise price are 1.4 million Restricted Stock Units with an exercise price of $0.00. The weighted-average exercise price of outstanding stock options is $23.58.

(3)
Comprised of shares issuable upon the exercise of stock options outstanding under our 1998 Non-Statutory Stock Option Plan and the 2005 Synopsys Assumed Stock Option Plan, the material terms of which are described in Note 8 of the notes to consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on December 21, 2007, which description is incorporated by reference here. No future grants will be made out of these plans.

(4)
Does not include information for outstanding options assumed in connection with acquisitions. As of October 31, 2007, a total of 1.4 million shares of our common stock were issuable upon exercise of such outstanding options at a weighted average exercise price of $17.61 per share.

(5)
Comprised of (a) 7.7 million shares remaining available for issuance under the 2006 Employee Equity Incentive Plan, (b) 0.6 million shares remaining available for issuance under the 2005 Non-Employee Directors Equity Incentive Plan, and (c) 3.3 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 31, 2007. No shares remain available for grant under the 1994 Non-Employee Directors Stock Option Plan, which expired in October 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our stock to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of the Forms 3, 4 and 5 filed by or received from its reporting persons (or written representations received from such persons), we believe that each of our directors, executive officers and greater than ten percent beneficial owners of our common stock during fiscal 2007 complied with all filing requirements applicable to such persons.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2007, the Compensation Committee consisted of Bruce Chizen (Chair), John Schwarz and Steven Walske. None of the members is an officer or employee of Synopsys, and none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended October 31, 2007 for filing with the SEC.

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE Bruce R. Chizen, Chair John Schwarz Steven C. Walske

AUDIT COMMITTEE REPORT*

Communications with Management and Independent Registered Public Accounting Firm

        The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys' independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures about independence matters in the letter from KPMG LLP confirming that it was independent with respect to Synopsys under all relevant professional and regulatory standards, and the Audit Committee has discussed KPMG LLP's independence from Synopsys, including whether KPMG LLP's provision of non-audit services was compatible with that independence.

Recommendation Regarding Financial Statements

        Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board that Synopsys' audited fiscal 2007 financial statements be included in its Annual Report on Form 10-K for fiscal 2007.

AUDIT COMMITTEE Deborah A. Coleman, Chair Alfred Castino Sasson Somekh Roy Vallee

*
This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

OTHER MATTERS

        We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,
Dated: March 3, 2008
Brian E. Cabrera Vice President, General Counsel and Corporate Secretary

        The descriptions of our 1998 Non-Statutory Stock Option Plan and the 2005 Synopsys Assumed Stock Option Plan in Note 8 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed with the SEC on December 21, 2007, are incorporated by reference in this proxy statement. A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 31, 2007 is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on April 21, 2008

The Proxy Statement and Annual Report to Shareholders (Form 10-K) will be available at http://ww3.ics.adp.com/streetlink/snps on or about March 11, 2008.

Appendix A

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
SYNOPSYS, INC.

(revised December 4, 2007)

PURPOSE

        The Audit Committee is appointed by the Board of Directors of Synopsys, Inc. (the "Company") to act on behalf of the Board in fulfilling its financial oversight responsibilities relating to: (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements and internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements that pertain to the Company's financial statements and systems of internal control over financial reporting, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein and as the Board of Directors may from time to time prescribe. In addition, the Audit Committee shall serve as the "qualified legal compliance committee" of the Company within the meaning of Part 205 of Chapter II of Title 17 of the Federal Register (in such capacity, the "QLCC"). The approval of this Audit Committee Charter shall be construed as a delegation of authority to the Audit Committee with respect to the responsibilities set forth herein.

MEMBERSHIP AND MEETINGS

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements set forth in (i) the rules of The Nasdaq Stock Market (the "Nasdaq Rules"), and (ii) the rules of the Securities and Exchange Commission ("SEC"), one of whom shall be designated by the Board as Chairperson; provided, however, that under exceptional and limited circumstances permitted by the Nasdaq Rules, one member need not meet the independence requirements. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of appointment as required by the Nasdaq Rules. Additionally, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background as required by the Nasdaq Rules.

The Audit Committee shall meet at least four times annually.

AUTHORITY

        The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder, and to investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have authority to retain, at the Company's expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties as set forth in Section 10A(m)(5) of the Securities Exchange Act of 1934 (the "Act"). The Audit Committee shall have authority to require that any of the Company's personnel, counsel, auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants. The Audit Committee shall have the authority to pay, out of Company funds, ordinary administrative expenses that, as determined by the Audit Committee, are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES AND DUTIES

        In carrying out its duties and responsibilities, the Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To implement the Audit Committee's responsibilities and duties, the Audit Committee shall be charged with the functions and processes set forth below, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable Nasdaq Rules) deviate from these activities as appropriate under the circumstances.

Audit/ Internal Controls

  1.
  Meet with the outside auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the outside auditors.

  2.
  Meet with the representatives of the Company's independent auditors, both with and without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Company's financial and accounting personnel and the cooperation that the outside auditors receive during the course of the audit.

  3.
  Review with the outside auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the internal control over financial reporting of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas in which new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

  4.
  Review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company's response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles ("GAAP") and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but "passed", regardless of materiality. The Audit Committee shall be directly responsible for the resolution of any conflicts or disagreements between management and the independent auditors regarding financial reporting, accounting practices or policies.

  5.
  Oversee the internal audit function of the Company, including consultation with the internal auditor to determine areas for review and audit, review of the activities of the internal audit function, review of significant reports prepared by the internal audit department together with management's response and follow-up to these reports, and the coordination of the internal audit program with the independent auditors, with particular attention to the balance between independent and internal auditing resources. The Audit Committee shall meet privately with the internal auditor as necessary. The Audit Committee shall annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors.

  6.
  Discuss, periodically, policies for risk assessments and risk management with members of the Treasury and Internal Audit groups.

Financial Statements

  7.
  Review and discuss with management and outside auditors the release of the annual and quarterly financial results.

  8.
  Review with management and the outside auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the auditors (whether "passed" or implemented in the financial statements), the adequacy of the disclosures in the financial statements, any significant changes to the Company's accounting principles and any other items required to be communicated by the independent auditors in accordance with Statement of Accounting Standards 61. Based on such review and discussion as well as the actions taken under Section 9 below, the Audit Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  9.
  Review with the auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures.

Outside Auditors

  10.
  The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. The Audit Committee shall have sole authority for the oversight of the independent auditors and shall review the performance of the Company's independent auditors annually. In doing so, the Audit Committee shall consult with management and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, or peer review (if applicable). The Audit Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.

  11.
  Pre-approve all audit and permissible non-audit services (as set forth in Section 10A(i)(1) of the Act) to be provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances in which a subsequent approval is necessary and permissible). As permitted pursuant to Section 10A(i)(3) of the Act, authority for such pre-approval (and subsequent approval when permitted) may be delegated to one or more Audit Committee members, provided, however, that all approvals pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

  12.
  Annually receive from outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board Standard 1, and actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take or recommend that the full Board take appropriate action to oversee the independence of the auditors.

  13.
  Monitor the rotation of the partners of the auditors on the Company's audit engagement team as required by applicable law.

  14.
  Consider, and if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Company's auditors and engaged on the Company's account.

QLCC

  15.
  Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law (a "material violation").

  16.
  The Audit Committee, as QLCC, has the authority and responsibility (i) to inform the Company's Vice President and General Counsel and Chief Executive Officer (or the equivalents thereof) of any report of evidence of a material violation (unless doing so would be futile, within the meaning of 17 CFR 205.3(b)(4)); (ii) to determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) notify the full Board; (B) initiate an investigation, which may be conducted either by the Vice President and General Counsel (or the equivalent thereof) or by outside attorneys; and (C) retain such additional expert personnel as the Audit Committee deems necessary; and (iii) at the conclusion of any such investigation, to: (A) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (B) inform the Vice President and General Counsel and the Chief Executive Officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation under this section and the appropriate remedial measures to be adopted.

    The Audit Committee, as QLCC, has the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee has recommended the Company to take.

CHARTER

  17.
  Review and reassess the adequacy of this charter once each year and, if appropriate, make recommendations to the Board as to changes to this charter as the Audit Committee may deem necessary or advisable. Periodically evaluate the Audit Committee's performance and measure against best practices.

Other Responsibilities

  18.
  Provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board as requested by management.

  19.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (as set forth in Section 10A(m)(4) of the Act).

  20.
  Review and approve related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the Company's financial statements or periodic filings with the Securities and Exchange Commission other than (A) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (B) payment of compensation authorized by the Board or any committee thereof. Related party transactions shall include transactions with "related persons" required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. It is management's responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

  21.
  Annually prepare a report to stockholders as required by the rules and regulations of the SEC to be included in the Company's annual proxy statement.

  22.
  Review and approve minutes of meetings and review the matters discussed at each such meeting with the Board of Directors.

  23.
  Take such other actions as may be necessary or appropriate under the Nasdaq Rules or the rules of the SEC or to otherwise fully and efficiently discharge the functions set forth above.

COMPENSATION

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Appendix B

SYNOPSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

I.     PURPOSE

        The Synopsys, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide Eligible Employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through the periodic application of their payroll deductions to the purchase of shares of the Company's common stock.

II.    DEFINITIONS

        For purposes of plan administration, the following terms shall have the meanings indicated.

        Base Salary means all compensation paid as wages, salaries, commissions, overtime, and bonuses (other than bonuses subject to repayment as a result of a specified future event), but excluding all of the following items (even if included in taxable income): reimbursements, car allowances or other expense allowances, severance pay, fringe benefits (cash and noncash), moving expenses, deferred compensation, income attributable to stock options, restricted stock grants, SARs and other equity-related incentive programs, and welfare benefits.

        Code means the Internal Revenue Code of 1986, as amended from time to time.

        Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. which shall by appropriate action adopt the Plan.

        Common Stock means shares of the Company's common stock.

        Corporate Stock means shares of the Company's common stock.

        Corporate Affiliate means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

        Effective Date means the first day of the initial offering period scheduled to commence upon the later of (i) February 1, 1992 or (ii) the effective date of the S-8 Registration Statement covering the share of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a participating Company in the Plan after the first day of the initial offering period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

        Eligible Employee means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

        Enrollment Date has the meaning ascribed to it in Section V.A.

        Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

        Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board.

        Semi-Annual Entry Date means (i) during 1999 and each preceding calendar year within an offering period in effect under the Plan, the first business day of May and the first business day of November and (ii) during 2000 and all subsequent calendar years within an offering period under the Plan, the first business day of March and the first business day of September. The earliest Semi-Annual Entry Date under the Plan shall be November 2, 1992.

        Semi-Annual Period of Participation means each period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) periods of participation within each offering period. Except as otherwise designated by the Plan Administrator, each such period shall commence on the applicable Semi-Annual Entry Date.

        Semi-Annual Purchase Date means (i) during 1999 and each preceding year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of April and October, and (ii) during 2000 and each subsequent year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of February and August.

III.  ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Company or a committee that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time (in either case, the "Board"). The Board may from time to time select a committee or persons (the "Plan Administrator") to be responsible for any transactions not subject to Rule 16b-3. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Code, the Plan Administrator may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding options/purchase rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan; provided, however, that the Plan Administrator may not, without the approval of the Company's Board, (i) increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan

IV.   OFFERING PERIODS

        The Plan shall be implemented in a series of offering periods. Each offering period shall be of a duration of twenty-four (24) months or less as designated by the Plan Administrator prior to the start date of any offering period, except that offering periods that include the Semi-Annual Entry Date on November 1, 1999 shall be of a duration of twenty-two (22) months. Within each offering period, there shall be a maximum of four (4) Semi-Annual Periods of Participation.

V.     ELIGIBILITY AND PARTICIPATION

        A.    Each Eligible Employee will be automatically enrolled in the Plan in the offering period that begins on the first Semi-Annual Entry Date following the commencement of employment; thereafter, any Eligible Employee may enroll or re-enroll in the Plan in the offering period that begins as of any Semi-Annual Entry Date, or such other days as may be established by the Board from time to time (each, an "Enrollment Date"). To participate, an Eligible Employee must complete, sign, and submit to the Company an enrollment form prescribed by the Plan Administrator. Any enrollment form received by the Company by the 15th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 15th day), or such other date established by the Plan Administrator from time to time, will be effective on that Enrollment Date. Enrollment or re-enrollment by a Participant in the Plan on an Enrollment Date will constitute the grant by the Company to the Participant of an option to purchase shares of Common Stock from the Company under the Plan. At the end of each offering period, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in the offering period that begins on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Plan Administrator, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in each offering period that begins on an Enrollment Date on which the fair market value per share of the Company's Common Stock is lower than the fair market value per share of the Company's Common Stock on the Enrollment Date for the offering period in which the Participant is then enrolled. Notwithstanding anything in the Plan to the contrary, if the fair market value (the "Authorization Date FVM") on the date (the "Authorization Date") on which additional shares of Common Stock are authorized for issuance hereunder by the Company's shareholders is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

        B.    The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be zero percent (0%) or any whole multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire Semi-Annual Period of Participation and for each successive Semi-Annual Period of Participation unless (i) the Participant shall increase or decrease the rate for a subsequent Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator prior to the commencement of that Semi-Annual Period of Participation or (ii) the Participant shall decrease (but not increase) the rate within a Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator. The new rate shall become effective as soon as practicable following the filing of such form. For the avoidance of doubt, a Participant may not increase his or her payroll deduction rate during a Semi-Annual period of Participation. A Participant may not decrease the deduction rate more than once during a Semi-Annual Period of Participation in addition to fixing the rate at the beginning of the Semi-Annual Period of Participation. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Article VII below.

        C.    In no event may any Participant's payroll deductions for any one Semi-Annual Period of Participation exceed Seven Thousand Five Hundred Dollars ($7,500.00).

VI.  STOCK SUBJECT TO PLAN

        A.    The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 21,700,000 shares, less any shares sold under the Synopsys, Inc. International Employee Stock Purchase Plan (subject to adjustment under Section VI.B below).

        B.    In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding

Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during each Semi-Annual Period of Participation, (iii) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the class and number of shares and the price per share of the Common Stock subject to each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII. PURCHASE RIGHTS

        An Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

        Purchase Price.    Common Stock shall be issuable on each Semi-Annual Purchase Date at a purchase price equal to 85 percent of the lower of (i) the fair market value per share on the Participant's Enrollment Date or (ii) the fair market value per share on the Semi-Annual Purchase Date. Notwithstanding anything in the Plan to the contrary, if the Authorization Date FVM is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of clause (i) of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

        Valuation.    For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

            (i)  If such fair market value is to be determined on any date on or after the date the Common Stock is first registered under Section 12(g) of the Securities Exchange Act of 1934, then the fair market value shall be the closing selling price on that date, as officially quoted on the Nasdaq National Market System. If there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

           (ii)  If such fair market value is to be determined on any date prior to the time of such Section 12(g) registration of the Common Stock, then the fair market value of the Common Stock on such date shall be determined by the Plan Administrator, after taking into account such factors as the Plan Administrator deems appropriate.

        Number of Purchasable Shares.    The number of shares purchasable per Participant on each Semi-Annual Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the corresponding Semi-Annual Period of Participation by the purchase price in effect for the Semi-Annual Purchase Date. However, no Participant may, during any Semi-Annual Purchase Period, purchase more than 4,000 shares of Common Stock, subject to periodic adjustment under Section VI.B.

        Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

        Payment.    Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the Participant's Enrollment Date and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period.

        The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

        Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

            (i)  A Participant may, at any time prior to the last five (5) business days of the Semi-Annual Period of Participation, terminate his /her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator. No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Semi-Annual Purchase Date. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

           (ii)  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which such terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan in accordance with Section V.A.

          (iii)  Should a Participant cease to remain an Eligible Employee while his/her purchase right remains outstanding or should there otherwise occur a change in such individual's employee status so that he/she is no longer an Eligible Employee while holding such purchase right, then such purchase right shall immediately terminate upon such termination of service or change in status and all sums previously collected from the Participant during the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in service or should the Participant cease employment by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or the laws of inheritance) shall have the election, exercisable up until the end of the Semi-Annual Period of Participation in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant's account at the time of his/her cessation of service or at the commencement of such leave or (ii) have such funds held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. If no such election is made, then such funds shall automatically be held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of service or the commencement of such leave. Should the Participant return to active service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such return to service occurs prior to the end of the offering period in which such leave began. For purpose of the Plan: (i) the Participant shall be considered to remain in service for so long as such Participant remains in the active employ of the Company or one or more other Participating Companies and

  (ii) the Participant shall be deemed to be permanently disabled if he/she is unable to engage in any substantial gainful employment, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

        Stock Purchase.    Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the "Termination of Purchase Right" provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date () to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase (a) because they are not sufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant for that Semi-Annual Period of Participation shall be promptly refunded to the Participant.

        Proration of Purchase Rights.    Not more than 2,000,000 shares of Common Stock, subject to periodic adjustment under Section VI.B, may be purchased in the aggregate by all Participants on any one Semi-Annual Purchase Date. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll deductions for each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

        Rights as Stockholder.    A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

        Assignability.    No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

        Change in Ownership.    Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

            (i)  a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

           (ii)  a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the payroll deductions of each Participant for the Semi-Annual Period of participation in which such transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Enrollment Date for the offering period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Enrollment Date for the offering period is other than the start date of such offering period, be less than the fair market value of the Common Stock on such start date.

        The Company shall use its best efforts to provide at least ten (10) days' advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.  ACCRUAL LIMITATIONS

        A.    No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

        B.    For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

            (i)  The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each semi-annual installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

           (ii)  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

          (iii)  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

        C.    In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.  STATUS OF PLAN UNDER FEDERAL TAX LAWS

        The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.

X.    AMENDMENT AND TERMINATION

        A.    The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding options/purchase rights. However, the Board may not, without the approval of the Company's stockholders:

            (i)  increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of

  Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;

           (ii)  alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

          (iii)  materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        B.    The Board may elect to terminate any or all outstanding purchase rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding purchase rights either immediately or upon completion of the purchase of shares on the next Semi-Annual Purchase Date, or may elect to permit purchase rights to expire in accordance with their terms (and participation to continue through such expiration dates). If purchase rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

IX.  GENERAL PROVISIONS

        A.    The Plan shall become effective on the designated Effective Date, provided that no offering period shall commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force of effect.

        B.    All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

        C.    Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

        D.    The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Appendix C

SYNOPSYS, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

I.     PURPOSE

        The Synopsys, Inc. International Employee Stock Purchase Plan (the "Plan") is intended to provide Eligible Employees of designated subsidiaries of the Company with the opportunity to acquire a proprietary interest in the Company through the periodic application of their payroll deductions to the purchase of shares of the Company's common stock.

II.    DEFINITIONS

        For purposes of plan administration, the following terms shall have the meanings indicated:

        Base Salary means all compensation paid as wages, salaries, commissions, overtime, and bonuses (other than bonuses subject to repayment as a result of a specified future event), but excluding all of the following items (even if included in taxable income): reimbursements, car allowances or other expense allowances, severance pay, fringe benefits (cash and noncash), moving expenses, deferred compensation, income attributable to stock options, restricted stock grants, SARs and other equity-related incentive programs, and welfare benefits.

        Code means the Internal Revenue Code of 1986, as amended from time to time.

        Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. which shall by appropriate action adopt the Plan.

        Common Stock means shares of the Company's common stock.

        Corporate Affiliate means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

        Effective Date means the first day of the initial offering period scheduled to commence on May 3, 1993. However, for any Subsidiary which becomes a Participating Subsidiary in the Plan after the first day of the initial offering period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

        Eligible Employee means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to any Participating Subsidiary for earnings considered wages under Section 3121(a) of the Code, but shall not include persons prohibited by the laws of the nation of their residence or employment from participating in the Plan.

        Enrollment Date has the meaning ascribed to it in Section V.A.

        Participant means any Eligible Employee of a Participating Subsidiary who is actively participating in the Plan.

        Participating Subsidiary means a Subsidiary of the Company that has been designated as a Participating Subsidiary by the Board.

        Semi-Annual Entry Date means (i) during 1999 and each preceding calendar year within an offering period in effect under the Plan, the first business day of May and the first business day of November and (ii) during 2000 and all subsequent calendar years within an offering period under the Plan, the first business day of March and the first business day of September. The earliest Semi-Annual Entry Date under the Plan shall be May 3, 1993.

        Semi-Annual Period of Participation means each period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) periods of participation within each offering period. Except as otherwise designated by the Plan Administrator, each such period shall commence on the applicable Semi-Annual Entry Date.

        Semi-Annual Purchase Date means (i) during 1999 and each preceding year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of April and October, and (ii) during 2000 and each subsequent year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of February and August.

        Subsidiary shall mean any corporation described in Section 425(e) or (f) of the Code.

III.  ADMINISTRATION

        The Plan shall be administered by the Board of Directors or a committee that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time (in either case, the "Board"). The Board may from time to time select a committee or persons (the "Plan Administrator") to be responsible for any transactions not subject to Rule 16b-3. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Code, the Plan Administrator may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding options/purchase rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan; provided, however, that the Plan Administrator may not, without the approval of the Company's Board, (i) increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan

IV.   OFFERING PERIODS

        The Plan shall be implemented in a series of offering periods. Each offering period shall be of a duration of twenty-four (24) months or less as designated by the Plan Administrator prior to the start date of any offering period, except that offering periods that include the Semi-Annual Entry Date on November 1, 1999 shall be of a duration of twenty-two (22) months. Within each offering period, there shall be a maximum of four (4) Semi-Annual Periods of Participation.

V.     ELIGIBILITY AND PARTICIPATION

        A.    Each Eligible Employee of a Participating Subsidiary shall be eligible to participate in the Plan in accordance with the following provisions:

  •
  The Board may at any time designate one or more Subsidiaries as participating in the Plan. The names of all Participating Subsidiaries shall be shown on Exhibit A to the Plan, which shall be amended from time to time to reflect additions and deletions of Participating Subsidiaries;

    failure to show a Participating Subsidiary on Exhibit A shall not, however, prevent otherwise eligible employees of that Subsidiary from participating in the Plan. No Subsidiary participating in the Company's Employee Stock Purchase Plan effective May 3, 1993 may be designated for participation in the Plan.

  •
  Each Eligible Employee will be automatically enrolled in the Plan in the offering period that begins on the first Semi-Annual Entry Date following the commencement of employment; thereafter, any Eligible Employee may enroll or re-enroll in the Plan in the offering period that begins as of any Semi-Annual Entry Date, or such other days as may be established by the Board from time to time (each, an "Enrollment Date"). To participate, an Eligible Employee must complete, sign, and submit to the Company an enrollment form prescribed by the Plan Administrator. Any enrollment form received by the Company by the 15th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 15th day), or such other date established by the Plan Administrator from time to time, will be effective on that Enrollment Date. Enrollment or re-enrollment by a Participant in the Plan on an Enrollment Date will constitute the grant by the Company to the Participant of an option to purchase shares of Common Stock from the Company under the Plan. At the end of each offering period, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in the offering period that begins on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Plan Administrator, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in each offering period that begins on an Enrollment Date on which the fair market value per share of the Company's Common Stock is lower than the fair market value per share of the Company's Common Stock on the Enrollment Date for the offering period in which the Participant is then enrolled. Notwithstanding anything in the Plan to the contrary, if the fair market value (the "Authorization Date FVM") on the date (the "Authorization Date") on which additional shares of Common Stock are authorized for issuance hereunder by the Company's shareholders is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

  •
  An individual who becomes an Eligible Employee immediately following termination of such employee's participation in the Synopsys, Inc. Employee Stock Purchase Plan shall, for purposes of participation in the Plan, have a deemed Enrollment Date corresponding to such employee's most recent Enrollment Date under the Synopsys, Inc. Employee Stock Purchase Plan.

        B.    The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be zero percent (0%) or any whole multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire Semi-Annual Period of Participation and for each successive Semi-Annual Period of Participation unless (i) the Participant shall increase or decrease the rate for a subsequent Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator prior to the commencement of that Semi-Annual Period of Participation or (ii) the Participant shall decrease (but not increase) the rate within a Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator. The new rate shall become effective as soon as practicable following the filing of such form. For the avoidance of doubt, a Participant may not increase his or her payroll deduction rate during a Semi-Annual period of Participation. A Participant may not decrease the deduction rate more than once during a Semi-Annual Period of Participation in addition to fixing the rate at the beginning of the Semi-Annual Period of Participation. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Article VII below.

        C.    In no event may any Participant's payroll deductions for any one Semi-Annual Period of Participation exceed Seven Thousand Five Hundred Dollars ($7,500.00) calculated on the Purchase Date following conversion of accumulated withholdings into U.S. Dollars.

        D.    It is intended that all eligible employees shall have substantially equivalent rights and privileges with respect to the Plan; notwithstanding any other provision of the Plan, however, the Plan Administrator may make such changes in the terms of eligibility and participation from Subsidiary to Subsidiary that it determines, in its discretion, to be necessary or desirable to reflect or comply with local laws or conditions.

VI.  STOCK SUBJECT TO PLAN

        A.    The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 21,700,000 shares, less any shares sold under the Synopsys, Inc. Employee Stock Purchase Plan (subject to adjustment under Section VI.B below).

        B.    In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during each Semi-Annual Period of Participation, (iii) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the class and number of shares and the price per share of the Common Stock subject to each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII. PURCHASE RIGHTS

        An Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive installments during such offering period, upon the terms and conditions set forth below and shall execute such agreements and documents embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

        Purchase Price.    Common Stock shall be issuable on each Semi-Annual Purchase Date at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the Participant's Enrollment Date or (ii) the fair market value per share on the Semi-Annual Purchase Date. Notwithstanding anything in the Plan to the contrary, if the Authorization Date FVM is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of clause (i) of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

        Valuation.    The fair market value per share of Common Stock on any relevant date shall be the closing selling price of the Common Stock on that date, as officially quoted on the Nasdaq National Market System. If there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

        Number of Purchasable Shares.    The number of shares purchasable per Participant on each Semi-Annual Purchase Date shall be the number of whole shares obtained by dividing the amount collected, after conversion into U.S. Dollars on the Purchase Date, from the Participant through payroll deductions during the corresponding Semi-Annual Period of Participation by the purchase price in effect for the Semi-Annual Purchase Date. However, no Participant may, during any one Semi-Annual Purchase Period, purchase more than 4,000 shares of Common Stock, subject to periodic adjustment under Section VI.B.

        Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

        Payment; Withholding.    Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the Participant's Enrollment Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan in local currency, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and/or any Participating Subsidiary and may be used for general corporate purposes. Upon disposition of shares acquired by exercise of purchase right, the Participant shall pay, or make provision adequate to the Company and the Participating Subsidiary for payment of, all federal, state, and other tax (and similar) withholdings that the Company or the Participating Subsidiary determines, in its discretion, are required due to the disposition, including any such withholding that the Company or the Participating Subsidiary determines, in its discretion, is necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provisions for payment that the Company or the Participating Subsidiary determines, in its discretion, are required due to the exercise of purchase right, including such provisions as are necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the exercise of purchase right.

        Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

            (i)  A Participant may, at any time prior to the last five (5) business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator. No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Semi-Annual Purchase Date. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

           (ii)  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which such terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must enroll in the Plan in accordance with Section V.A.

          (iii)  Should a Participant cease to remain an Eligible Employee while his/her purchase right remains outstanding or should there otherwise occur a change in such individual's employee status so that he/she is no longer an Eligible Employee while holding such purchase right, then such purchase right shall immediately terminate upon such termination of service or change in status and all sums previously collected from the Participant during the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in service or should the Participant cease employment by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or the laws of inheritance) shall have the election, exercisable up until the end of the Semi-Annual Period of Participation in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant's account at the time of his/her cessation of service or at the commencement of such leave or (ii) have such funds held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. If no such election is made, then such funds shall automatically be held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of service or the commencement of such leave; provided, however, that if a Participant's employment is terminated because of a transfer of employment to the Company or any subsidiary of the Company other than a Participating Subsidiary, any outstanding purchase right shall not terminate until the occurrence of the earlier of (x) the last Semi-Annual Purchase Date in the offering period or (y) enrollment of the Participant in the Company's Employee Stock Purchase Plan. While a purchase right remains outstanding, the Company or other subsidiary to which the participant is transferred shall effect payroll deductions authorized by the Participant and shall remit them to the Participating Subsidiary that employed the Participant at the time of the transfer for purposes of acquiring shares of Common Stock under the Plan. Following approval by the Company and the Participating Subsidiary, the Participant may, in lieu of payroll deduction, pay a corresponding amount to the Participating Subsidiary if such amount is received on or before the relevant Purchase Date. Should the Participant return to active service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such return to service occurs prior to the end of the offering period in which such leave began. For purpose of the Plan: (i) the Participant shall be considered to remain in service for so long as such Participant remains in the active employ of the Company or one or more other Participating Subsidiaries and (ii) the Participant shall be deemed to be permanently disabled if he/she is unable to engage in any substantial gainful employment, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

        Stock Purchase.    Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions after conversion to U.S. Dollars for the Semi-Annual Period of Participation ending on such semiannual Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares as set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase (a) because they are not sufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant for that Semi-Annual Period of Participation shall be promptly refunded to the Participant.

        Proration of Purchase Rights.    Not more than 2,000,000 shares of Common Stock, subject to periodic adjustment under Section VI.B, may be purchased in the aggregate by all participants under the Plan and under the Synopsys, Inc. Employee Stock Purchase Plan on any one Semi-Annual Purchase Date. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan and the Synopsys, Inc. Employee Stock Purchase Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis (including, to the extent practicable vis a vis participants in the Synopsys, Inc. Employee Stock Purchase Plan) and the payroll deductions for each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

        Rights as Stockholder.    A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance; with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

        Assignability.    No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

        Change in Ownership.    Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

            (i)  a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

           (ii)  a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the payroll deductions of each Participant, after conversion into U.S. Dollars on the date of purchase, for the Semi-Annual Period of Participation in which such transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Enrollment Date into the offering period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Sections VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Enrollment Date for the offering period is other than the start date of such offering period, be less than the fair market value of the Common Stock on such start date.

        The Company shall use its best efforts to provide at least ten (10) days' advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.  ACCRUAL LIMITATIONS

        A.    No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Corporate Affiliates would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

        B.    For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

            (i)  The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each semi-annual installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

           (ii)  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

          (iii)  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

        C.    In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX.  AMENDMENT AND TERMINATION

        A.    The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding options/purchase rights. However, the Board may not, without the approval of the Company's stockholders:

            (i)  increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;

           (ii)  alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

          (iii)  materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        B.    The Board may elect to terminate any or all outstanding purchase rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding purchase rights either immediately or upon completion of the purchase of shares on the next Semi-Annual Purchase Date, or may elect to permit purchase rights to expire in accordance with their terms (and participation to continue through such expiration dates). If purchase rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

X.    GENERAL PROVISIONS

        A.    The Plan shall become effective on the date on which it is adopted by the Board, provided the Company has complied with all applicable requirements established by law or regulation.

        B.    All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

        C.    Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

        D.    The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

        E.    If the Plan Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Plan Administrator so elects, each Participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII.

Exhibit A

Name	Jurisdiction of Incorporation
Nihon Synopsys KK	Japan
Synopsys Canada ULC	Canada
Synopsys SARL	France
Synopsys Finland OY	Finland
Synopsys GmbH	Germany
Synopsys (India) Private Ltd.	India
Synopsys (India) EDA Software Private Limited	India
Synopsys International Limited (formerly known as Synopsys International Sales Limited)	Ireland
Synopsys International Services, Inc.	United States (Delaware)
Synopsys Ireland Limited	Ireland
Synopsys Israel Limited	Israel
Synopsys Italia, SRL	Italy
Synopsys Korea, Inc.	Korea
Synopsys Netherlands BV (formerly known as Numerical Subwavelength Technologies BV)	Netherlands
Synopsys (Northern Europe) Ltd.	United Kingdom
Synopsys Scandinavia AB	Sweden
Synopsys Singapore Pte. Ltd.	Singapore
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Limited	Taiwan

Directions to the Annual Shareholder Meeting

Synopsys, Inc.
700 East Middlefield Road, Building C
Mountain View, California 94043

FROM SAN JOSE	FROM SAN FRANCISCO
Via Highway 101	Via Highway 101
Highway 101 North	Highway 101 South
Take the Highway 237/Mountain View exit	Take the Ellis Street exit
Take the Maude/Middlefield exit	Turn right onto Ellis Street
Turn left at second light onto Middlefield Road	Turn left onto Middlefield Road
Turn left at second light into the Synopsys campus at Bernardo Avenue	Turn left at the fourth light into the Synopsys campus at Bernardo Avenue
Building C is on the left	Building C is on the left
Via Highway 280	Via Highway 280
Highway 280 North	Highway 280 South
Take the Highway 85 North exit	Take the Highway 85 North exit
Take the Highway 237 East/Highway 101 exit	Take the Highway 237 East/Highway 101 exit
Take the Middlefield/Maude Avenue exit	Take the Middlefield/Maude Avenue exit
Turn right at first light onto Middlefield Road	Turn right at first light onto Middlefield Road
Turn left at first light into the Synopsys campus at Bernardo Avenue	Turn left at first light into the Synopsys campus at Bernardo Avenue
Building C is on the left	Building C is on the left

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Synopsys, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE SYNOPSYS, INC. (SYNOPSYS) BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 2008.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on April 21, 2008, Proxy Statement, and Annual Report on Form 10-K for fiscal 2007, and appoint Aart J. de Geus and Brian M. Beattie, and each of them individually, the proxy of the undersigned, each with full power of substitution, to vote all Synopsys common shares that the undersigned is entitled to vote, either on his or her own behalf or of any entity or entities, at the Synopsys annual meeting of stockholders to be held at Synopsys' offices located at 700 East Middlefield Road, Building C, Mountain View, California on Monday, April 21, 2008 at 8:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by the proxy shall be voted in the manner set forth on the reverse side.

THE SYNOPSYS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO SPECIFICIATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE, FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AND IN THE PROXY HOLDERS' DISCRETION, ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Electronic Voting Instructions

 You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2008.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-852-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals—The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1.    To elect nine directors to serve for the ensuing year and until their successors are elected.

	For	Withhold		For	Withhold
01—Aart J. de Geus	☐	☐	06—John Schwarz	☐	☐
02—Chi-Foon Chan	☐	☐	07—Sasson Somekh	☐	☐
03—Alfred Castino	☐	☐	08—Roy Vallee	☐	☐
04—Bruce R. Chizen	☐	☐	09—Steven C. Walske	☐	☐
05—Deborah A. Coleman	☐	☐

		For	Against	Abstain
2.	To approve an amendment to our Employee Stock Purchase Plan (including the international component we refer to as our International Employee Stock Purchase Plan) to increase the number of shares of common stock authorized for issuance under the plans by 4,000,000 shares.	☐	☐	☐
3.	To ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008.	☐	☐	☐
4.	To transact any such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address—Please print new address below.

C Authorized Signatures—This section must be completed for your vote to be counted.
Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

QuickLinks

GENERAL INFORMATION
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN
DESCRIPTION OF THE PURCHASE PLANS
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END
OPTION EXERCISES
NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
OTHER MATTERS
  Appendix A
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SYNOPSYS, INC. (revised December 4, 2007) PURPOSE
MEMBERSHIP AND MEETINGS
AUTHORITY
RESPONSIBILITIES AND DUTIES
  Appendix B
SYNOPSYS, INC. EMPLOYEE STOCK PURCHASE PLAN
  Appendix C
SYNOPSYS, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
Directions to the Annual Shareholder Meeting Synopsys, Inc. 700 East Middlefield Road, Building C Mountain View, California 94043